                                                                 Exhibit 10.3(e)

                                      LEASE

                      ARNON DEVELOPMENT CORPORATION LIMITED
            as manager on behalf of the registered owner of the Lands

                                       and

                                IT STAFFING LTD.

Premises: 6th floor
          180 Elgin Street
          Ottawa, ON K2P 2K3

                                      INDEX

ARTICLE 1                  -     THE LEASED PREMISES
1.01                       -     The Leased Premises

ARTICLE 2                  -     DEFINITIONS
2.01                       -     Definitions

ARTICLE 3                  -     TERM
3.01                       -     Term of Lease

ARTICLE 4                        BASE RENT
4.01                       -     Base Rent
4.02                       -     Rent Payment
4.03                       -     Pro Rata Rent Payment
4.04                       -     Net Rent

ARTICLE 5                  -     Intentionally deleted

ARTICLE 6                  -     BUSINESS TAXES, ETC.
6.01                       -     Business Taxes
6.02                       -     Evidence of Payments
6.03                       -     Goods and Services Tax

ARTICLE 7                  -     TAXES
7.01                       -     Definitions
7.02                       -     Payment of Tax

ARTICLE 8                  -     ASSESSMENT
8.01                       -     Tenant's Right to Appeal Assessment

ARTICLE 9                  -     TIME FOR PAYMENT OF TAX
9.01                       -     lime for Payment of Taxo

ARTICLE 10                 -     OPERATING COSTS
10.01                      -     Operating Costs

ARTICLE 11                 -     ADDITIONAL RENT
11.01                      -     Additional Rent for Operating Costs
11.02                      -     Allowance on Account of Tax and Operating Costs
11.03                      -     Full Occupancy

ARTICLE 12                 -     RIGHT TO EXAMINE VOUCHERS
12.01                      -     Right to Examine Vouchers

ARTICLE 13                       UTILITIES
13.01                      -     Utilities
13.02                      -     Meters
13.03                      -     Electrical Service

ARTICLE 14                 -     RELAMPING
14.01                      -     Relamping

ARTICLE 15                 -     TENANT REPAIR
15.01                      -     Repair of Building
15.02                      -     Repair of Leased Premises
15.03                      -     Tenant Maintenance
15.04                      -     Repair at End of Term
15.05                      -     Leased Premises to be Left Tidy

ARTICLE 16                 -     ASSIGNMENT, SUBLETTING, PARTING
                                 WITH POSSESSION, ETC.
16.01                      -     Use and Possession
16.02                      -     Assignment, Subletting, Parting with Possession
16.03                      -     Notice to Landlord
16.04                      -     Corporate Tenant

ARTICLE 17                 -     RULES AND REGULATIONS
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                                      -2-


17.01                      -     Rules and Regulations

ARTICLE 18                 -     USE OF LEASED PREMISES
18.01                      -     Use of Leased Premises
18.02                      -     Increase In Insurance Premiums
18.03                      -     Prohibited Uses

ARTICLE 19                 -     TENANT'S INSURANCE
19.01                      -     Tenant's Insurance

ARTICLE 20                 -     CANCELLATION OF INSURANCE
20.01                      -     Cancellation of Insurance

ARTICLE 21                 -     OBSERVANCE OF LAW
21.01                      -     Observance of Law

ARTICLE 22                 -     WASTE AND NUISANCE
22.01                      -     Waste and Nuisance

ARTICLE 23                 -     ENTRY BY LANDLORD
23.01                      -     Entry by Landlord

ARTICLE 24                 -     INDEMNIFICATION OF LANDLORD
24.01                      -     Indemnification of Landlord
24.02                      -     Landlord's Consent

ARTICLE 25                 -     EXHIBITING PREMISES
25.01                      -     Exhibiting Premises

ARTICLE 26                 -     IMPROVEMENTS AND ALTERATIONS
26.01                      -     Improvements and Alterations
26.02                      -     Control of Building

ARTICLE 27                 -     PIPES, CONDUITS
27.01                      -     Pipes, Conduits

ARTICLE 28                 -     GLASS
28.01                      -     Glass

ARTICLE 29                 -     SIGNS AND ADVERTISING
29.01                      -     Signs and Advertising

ARTICLE 30                 -     NAME OF BUILDING
30.01                      -     Name of Building

ARTICLE 31                 -     SUBORDINATION AND ATTORNMENT
31.01                      -     Subordination
31.02                      -     Attornment

ARTICLE 32                 -     ACCEPTANCE OF PREMISES
32.01                      -     Acceptance of Premises

ARTICLE 33                 -     CERTIFICATES
33.01                      -     Certificates

ARTICLE 34                 -     QUIET ENJOYMENT
34.01                      -     Quiet Enjoyment

ARTICLE 35                 -     CLIMATE CONTROL
35.01                      -     Climate Control

ARTICLE 36                 -     SERVICES TO LEASED PREMISES
36.01                      -     Services to Leased Premises

ARTICLE 37                 -     ELEVATOR SERVICE
37.01                      -     Elevator Service
37.02                      -     Failure to Provide Elevator Service
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                                      -3-


ARTICLE 38                 -     JANITORIAL SERVICES
38.01                      -     Janitorial Services

ARTICLE 39                 -     REPAIR AND MAINTENANCE
39.01                      -     Repair and Maintenance

ARTICLE 40                 -     TRADE FIXTURES
40.01                      -     Trade Fixtures

ARTICLE 41                 -     REMOVAL OF TRADE FIXTURES
41.01                      -     Removal of Trade Fixtures

ARTICLE 42                       IMPROVEMENTS
42.01                      -     Improvements

ARTICLE 43                 -     TIME FOR REPAIR
43.01                      -     lime for Repair

ARTICLE 44                 -     LANDLORD'S INSURANCE
44.01                      -     Landlord's Insurance

ARTICLE 45                 -     FIRE, DAMAGE, ETC.
45.01                      -     Damage and Destruction to the Leased Premises
45.02                      -     Damage and Destruction to the Building
45.03                      -     Architect's Certificate

ARTICLE 46                 -     LOSS AND DAMAGE
46.01                      -     Loss and Damage

ARTICLE 47                 -     DELAYS
47.01                      -     Delays

ARTICLE 48                 -     DEFAULT
48.01                      -     Default

ARTICLE 49                 -     BANKRUPTCY, ETC.
49.01                      -     Bankruptcy, etc.

ARTICLE 50                 -     DISTRESS
50.01                      -     Distress

ARTICLE 51                 -     RIGHT OF RE-ENTRY
51.01                      -     Right of Re-entry

ARTICLE 52                 -     RIGHT OF TERMINATION
52.01                      -     Right of Termination

ARTICLE 53                 -     TO PAY RENT AND PERFORM COVENANTS
53.01                      -     To Pay Rent and Perform Covenants

ARTICLE 54                 -     REMEDYING BY LANDLORD, NON-PAYMENT
                                 AND INTEREST
54.01                      -     Remedying by Landlord, Non-Payment and Interest
54.02                      -     Enforcement Expenses
54.03                      -     Cost to Remedy

ARTICLE 55                 -     NON-WAIVER
55.01                      -     Non-Waiver

ARTICLE 56                 -     OVERHOLDING
56.01                      -     Overholding

ARTICLE 57                 -     DIRECTORY BOARD
57.01                      -     Directory Board

ARTICLE 58                 -     ACCRUAL OF RENT
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                                      -4-


58.01                      -     Accrual of Rent

ARTICLE 59                 -     TRANSFER BY LANDLORD
59.01                      -     Transfer by Landlord

ARTICLE 60                 -     NOTICE
60.01                      -     Notice
60.02                      -     When Sufficiently Given

ARTICLE 61                 -     LAWS OF PROVINCE APPLY
61.01                      -     Laws of Province Apply

ARTICLE 62                 -     PAYMENT IN CANADIAN FUNDS
62.01                      -     Payment In Canadian Funds

ARTICLE 63                 -     LEASE ENTIRE AGREEMENT
63.01                      -     Lease Entire Agreement

ARTICLE 64                 -     BINDING EFFECT
64.01                      -     Binding Effect

ARTICLE 65                 -     REGISTRATION AND PLANNING ACT
65.01                      -     Registration and Planning Act

ARTICLE 66                 -     INTERPRETATION
66.01                      -     Interpretation

ARTICLE 67                 -     SEVERABLE
67.01                      -     Severable

ARTICLE 68                 -     CAPTIONS
68.01                      -     Captions

ARTICLE 69                 -     ARBITRATION
69.01                      -     Arbitration

ARTICLE 70                 -     LEASEHOLD IMPROVEMENT ALLOWANCE
70.01                      -     Leasehold Improvement Allowance

SCHEDULE 1                 -     THE LANDS
SCHEDULE 2                 -     OUTLINING THE LEASED PREMISES
SCHEDULE 3                 -     METHOD OF FLOOR MEASUREMENT
SCHEDULE 4                 -     RULES AND REGULATIONS
SCHEDULE 5                 -     BUILDING SERVICE & CLEANING

            THIS INDENTURE made as of the 10th day of September, 1998.

BETWEEN:

            Arnon Development Corporation Limited
            as manager on behalf of the owners of the Lands

            (hereinafter called the "Landlord"),

                                                      OF THE FIRST PART;

AND:
            IT Staffing Ltd.

            (hereinafter called the "Tenant"),

                                                      OF THE SECOND PART.

            WHEREAS the Landlord is the owner of a building known as Barrister House (hereinafter called the "Building"), on lands municipally known as 180 Elgin Street in the City of Ottawa;

            AND WHEREAS the Landlord has agreed to demise and lease to the Tenant that part of the Building on the 6th floor which comprises a Usable Area of the Leased Premises of 1,291.25 square feet, as shown crosshatched on the plan attached hereto as Schedule "2", (which premises are hereinafter called the "leased Premises") and which comprises a Rentable Area of the Leased Premises of 1,417 square feet but excluding therefrom any part of the exterior face of such building and the Tenant has agreed to lease the same on the terms and conditions hereinafter set forth;

The LEASED PREMISES

1.01 The Leased Premises. NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the Rent, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be respectively paid, observed and performed, the Landlord demises and leases the Leased Premises to the Tenant and the Tenant demises and leases the Leased Premises from the Landlord, together with the right of the Tenant, the Tenant's employees, agents, suppliers and persons having business with the Tenant, to use in common with all others entitled thereto, the public entrance doors, halls, stairways, passages, elevators and lavatories in the Building, other than any of the foregoing if the same is located on a floor In the Building occupied or subsequently occupied by a single tenant or other party.

DEFINITIONS

2.01 Definitions. In this Indenture:

      (a) the words "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions used in this Lease refer to the whole of this Lease and not to just any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith;

      (b) "Business Day" means any of the days from Monday to Friday of each week inclusive unless such day Is a holiday;

      (c)   "Commencement Date" means the 1st day of October 1998;

      (d) "Lands" means the lands described in Schedule "1" hereto, together with any other additions thereto as may be designated from time to time by the Landlord in its sole discretion for use in connection with the Building;

      (e)   "Lease" means this lease and includes the following schedules:

                  Schedule "1" - Legal Description
                  Schedule "2" - Outlining the Leased Premises
                  Schedule "3" - Method of Floor Measurement

                  Schedule "4" - Rules and Regulations
                  Schedule "5" - Cleaning Specifications

      (f) "Lease Year" means each period of twelve (12) consecutive calendar months during the Term beginning on the 1st day of January, except that:

            (i) the first Lease Year during the Term shall begin on the Commencement Date and may be a period less than twelve (12) consecutive calendar months; and

            (ii) the last Lease Year during the Term shall end on the last day of the Term, and may be a period of less than twelve (12) consecutive calendar months;

      (g) "Normal Business Hours" means the hours from 7 A.M. to 6 P.M. on Business Days;

      (h) "Proportionate Share" means the fraction which has as its numerator the Rentable Area of the Leased Premises and which has as its denominator the Total Rentable Area of the Building, both determined In accordance with Schedule "3" hereto;

      (i) "Rent" means base rent, additional rent and unless expressly stated to the contrary in this Lease, all other amounts payable by the Tenant under this Lease or pursuant to any other obligation In respect of the Leased Premises regardless of whether such amounts are payable to the Landlord or to another party;

      (j) "Rentable Area of the Leased Premises" shall be determined in accordance with Schedule "3";

      (k) "Term" means the period commencing on the Commencement Date and expiring five (5) years thereafter on the 30th day of September 2003;

      (l) "Total Rentable Area of the Building" shall be determined in accordance with Schedule "3"; and

      (m) "Usable Area of the Leased Premises" shall be determined in accordance with Schedule "3".

TERM OF LEASE

3.01 Term of Lease. The Landlord hereby leases the Leased Premises to the Tenant and the Tenant hereby leases the Leased Premises from the Landlord for and during the Term unless sooner terminated in accordance with the provisions of this Lease or otherwise at law.

BASE RENT

4.01 Base Rent. The Tenant shall pay to the Landlord without deduction, set-off or abatement yearly and every year during the Term, and in addition to all other amounts payable under the Lease, base rent as follows:

      (a) During the period commencing on October 1, 1998 and ending on September 30, 1999 base rent of twenty thousand nine hundred fourteen dollars ninety-two cents ($20,914.92) per annum payable in equal monthly installments of one thousand seven hundred forty-one dollars ninety-one cents ($1,741.91) in advance, on the first day of each and every month during this period; and

      (b) During the period commencing on October 1, 1999 and ending on September 30, 2003 base rent of twenty-two thousand three hundred thirty-one dollars ninety-two cents ($22,331.92) per annum payable in equal monthly installments of one thousand eight hundred sixty dollars ninety-nine cents ($1,860.99) in advance, on the first day of each and every month during this period.

4.02 Rent Payment. All Rent shall be paid to the Landlord at the address stated in Section 60.01 or to such other party or place as the Landlord may designate from time to time in writing.

4.03 Pro Rata Rent Payment. If the Term commences on any day other than the first or expires on any day other than the last day of a month, base rent and additional rent for fractional months shall be adjusted pro rata based upon the number of days In the relevant month.

4.04 Net Rent. The base rent reserved by this Lease shall be absolutely net to the Landlord, so that this Lease shall yield net to the Landlord, the base rent specified in Section 4.01 hereof, in each year during the Term of this Lease without notice or demand, and free of any charges, assessments, impositions or deductions of any kind. All Rent shall be paid by the Tenant without abatement, deduction or set-off. Under no circumstances or conditions whether now existing or hereafter arising whether beyond the present contemplation of the parties is the Landlord to be expected or required to make any payment of any kind whatsoever or to be under any other obligation or liability except as herein otherwise expressly set forth. All expenses and obligations of every kind and nature whatsoever relating to the Leased Premises, or relating to the Lands or Building as allocated by the Landlord to the Leased Premises, which arise or become due during or out of the Term of this Lease shall be paid by the Tenant and the Landlord shall be indemnified and saved harmless by the Tenant from all costs of same.

5.01 This section has been intentionally deleted.

TENANT'S COVENANTS

               THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

6.01 Business Taxes, Etc. The Tenant shall pay, as additional rent, all business and other taxes, charges, rates, duties and assessments levied, rated, imposed, charged or assessed against or in respect of the Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture, leasehold improvements and facilities of the Tenant or the business or income of the Tenant on and from the Leased Premises if, as and when the same become due, and will indemnify and keep indemnified the Landlord from and against all payment of all loss, costs, charges and expenses occasioned by or arising from any and all taxes.

6.02 Evidence of Payments. The Tenant further covenants and agrees that upon the written request of the Landlord the Tenant will promptly deliver to it for inspection, receipts for payment of all taxes, rates, duties, assessments and other charges in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises which were due and payable up to one (1) month prior to such request and In any event will furnish to the Landlord if requested by the Landlord evidence of payments satisfactory to the Landlord before the 21st day of January in each year covering such payments for the preceding year.

6.03 Goods and Services Tax. The Tenant shall also pay in each Lease Year during the Term as additional rent any business transfer tax, value-added tax, sales tax, goods and services tax or any tax levied, rated, charged or assessed on or in respect of Rent, whether in existence as at the Commencement Date or not, and whether levied, rated, charged or assessed against the Landlord, the Tenant or any other third party, including without limitation, the goods and services tax payable under Part IX of the Excise Tax Act, as amended from time to time. Any such tax imposed, or any change which occurs in the imposition of such tax as a result of any budgetary pronouncement, legislation, ruling or any judicial or quasi-judicial decision imposing a tax or affecting the rate of tax or the status of the Landlord or Tenant shall be borne by the Tenant. The Tenant shall pay all such taxes to either the lawful taxing authority or to the Landlord, as the Landlord may direct. All such payments shall be made prior to the date that the same shall become due and payable and any interest and any penalties assessed as a result of any default in or late payment of same shall be the sole responsibility of the Tenant. Notwithstanding any other provision of this Lease, the amount payable by the Tenant under this Section 6.03 shall be deemed not to be Rent but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for the recovery of Rent under this Lease or otherwise.

DEFINITIONS

7.01 Definitions. For the purpose of Sections 7.02, 8.01, 9.01, 11.02 and 11.03 of this Lease:

            "Tax" means:

      (a) all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise assessed against the Lands, Building or any part thereof or upon the Landlord in respect thereof, including taxes for education and all taxes, rates, duties, levies and assessments for local improvements, commercial concentration levies, density and other similar levies, including any, and all taxes which may in future be levied in addition to or in lieu of any of the foregoing, including without limiting the generality of the foregoing, all school taxes, but excluding such taxes as income, profits or excess profits taxes assessed upon the income of the Landlord but only to the extent that such taxes are not levied in lieu of taxes, rates, duties and assessments against the Lands, the Building or any part thereof or upon the Landlord in respect thereof; and

      (b) the costs and expenses incurred for consulting, appraisal, legal and other fees and expenses to the extent they are incurred in an attempt to minimize, allocate or reduce amounts mentioned in subsection 7.01(a).

7.02 Payment of Tax. The Tenant shall pay to the Landlord as additional rent that part of Tax separately assessed, charged or levied upon the Leased Premises. In addition, the Tenant shall also pay its Proportionate Share of that part of Tax assessed, charged or levied upon the Lands and Building or upon the Landlord in respect of the Lands and Building to the extent only that such Tax has not been included in the Tax separately assessed, charged or levied upon the Leased Premises or upon other premises in the Building set aside from time to time by the Landlord for lease as office or retail space. If Tax is not separately assessed, charged or levied upon the Leased Premises, the Tenant shall pay to the Landlord as additional rent its Proportionate Share of all Tax. The Tenant shall pay its share of Tax (as set forth above) to the Landlord at the address stated in section 60.01 or to such other party as the Landlord may designate from time to time in writing, at the times and in the manner set forth in section 11.02 of this Lease.

ASSESSMENT

8.01 Tenant's Right to Appeal Assessment. The Tenant shall, with the prior written consent of the Landlord, be entitled at any time and from time to time at its own cost and expense to appeal or apply for the reduction of any assessment of Tax imposed or levied on the Leased Premises and the Landlord shall co-operate in and support such appeal or application, and the Tenant shall indemnify the Landlord from its costs in connection with any such appeal or application. The Tenant shall from the effective date of the reassessment until such time as the Tax is next reassessed on the Leased Premises, the Building or the Lands, as the case may be, be solely responsible and shall indemnity and save the Landlord harmless from any increase in the Tax assessed, imposed or levied on the Leased Premises, the Building or the Lands, as the case may be, arising directly or indirectly as a result of the Tenant's application or appeal, notwithstanding such costs and Tax may be incurred or arise after the expiry of the Term; it being agreed and understood that the Tenant's obligation to indemnify shall survive the expiry or earlier termination of this Lease. Notwithstanding the foregoing, the Tenant's obligation under this Section 8.01 to indemnify the Landlord for any increase in Tax shall be reduced to the extent the Landlord may (but shall not be obliged to) collect the increase in Tax from other tenants of the Building.

TIME FOR PAYMENT OF TAX

9.01 Time for Payment of Tax. The Landlord shall pay, on behalf of the Tenant, the Tenant's share of Tax as set out in this Lease after the timely receipt by the Landlord from the Tenant of funds sufficient to pay the Tenant's share of the Tax as set out in this Lease.

OPERATING COSTS

10.01 Operating Costs. For the purpose of this Lease:

      (a)   (1)   "Operating Costs" means the total amount, without duplication, of all costs, obligations and expenses of every kind and nature whatsoever incurred by the Landlord or others on behalf of the Landlord for climate control, maintaining, operating, managing, administrating, insuring, improving, replacing and repairing the Building and the Lands including, without limiting the generality of the foregoing,

            (i)   Capital Tax as defined In Section 10.01(b) hereof;

            (ii) the aggregate of the amount paid or payable for all fuel used in heating or for other purposes;

            (iii) the amount paid or payable for all hot and cold water;

            (iv) the amount paid or payable for all labour and/or wages and other payments made to janitors, caretakers, site personnel and other employees (including wages of the building manager and other supervisory personnel) involved in the maintenance, cleaning, repair and operation of the Building and the Lands and all contributions and premiums in respect of the foregoing persons, including without limitation, all fringe benefits, unemployment and workers' compensation insurance, pension plan contributions, employer health tax and similar premiums and contributions;

            (v) postage, paper, stationery and photocopying charges and other administrative disbursements;

            (vi) the total charges of any contractors employed in the operation, repair. care, maintenance and cleaning of the Building and the Lands;

            (vii) the amount paid or payable for the rental or purchase of any equipment and supplies used by the Landlord in respect of the Building and the Lands (including without limitation all supplies and necessities which are occasioned by wear and tear such as relamping as more particularly described in Section
                  14.01 hereof);

           (viii) the cost of operating, maintaining, improving, repairing and replacing the heating, ventilating and air-conditioning systems serving the Building, and includes without limitation, the cost of fuel, electricity, repair and replacement allowances, operation of air distribution and heating and cooling equipment, labour, materials, repairs, maintenance and operation of the area occupied by a central climate control system or other service or facility used with respect to climate control, maintenance, servicing and other such costs; provided that if, in the opinion of the Landlord, acting reasonably, such costs are properly considered to be capital in nature then such costs shall be amortized over a reasonable period of time, as determined by the Landlord, acting reasonably, but in no event shall such period exceed ten (10) years;

            (ix)  telephone costs for security and administrative purposes;

            (x) all utility costs including without limitation all electrical, water, sewer and gas charges;

            (xi) the amount paid or payable for bookkeeping and audit charges, and accounting services to compute the rents and charges payable by tenants of the Building;

            (xii) the cost of operating, repairing, replacing, improving and maintaining the Building's elevators;

           (xiii) the cost of porters, guards and other protection services;

            (xiv) the cost of general maintenance and repairs to the plant and equipment supplying climate control;

            (xv) the cost of all insurance taken out by the Landlord, including without limitation, that provided for in Section 44.01 hereof and including the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

            (xvi) the cost of snow clearance and removal, lawn and garden maintenance, maintenance, repair and improvement of the grounds and parking lot, cleaning, garbage and waste collection and disposal;

           (xvii) the cost of repairing, decorating, maintaining and operating the Building and the Lands, and such improvements, replacements and modifications thereto, whether capital or not, incurred to reduce Operating Costs, to provide energy conservation equipment or systems or life safety systems, to improve the operation of the Building or the Lands, or to maintain the stature of the Building as a first class building. or incurred to replace machinery or equipment which by its nature requires periodic replacement; provided that if, in the opinion of the Landlord, acting reasonably, such costs are properly considered to be capital in nature then such costs shall be amortized over a reasonable period of time, as reasonably determined by the Landlord, but in no event shall such period exceed ten (10) years;

          (xviii) the business taxes assessed, charged or levied upon the common areas and facilities of the Lands and Building, or any part thereof. including without limiting the generality of the foregoing, the parking areas serving the Building;

            (xix) the cost of window cleaning;

            (xx) interest calculated at one (1) percentage point above the average daily prime bank commercial lending rate charged during the Lease Year by any Canadian chartered bank designated from time to time by the Landlord upon the unamortized balance of the costs referred to in subparagraphs 10.01(a)(1)(viii) and (xvii); and

            (xxi) Goods and Services Tax payable by the Landlord pursuant to
                  Part IX of the Excise Tax Act, as amended from time to time, on the purchase of goods and services included in the calculation of Operating Costs to the extent that the Landlord has not recovered an input tax credit or refund in respect of the same.

      (a)   (2)   Only the following costs shall be excluded from the
                  calculation of "Operating Costs":

            (i) interest payments on debt made by the Landlord, except where such debt was incurred to pay Operating Costs or any component thereof;

            (ii) capital retirement of debt made by the Landlord, except where such debt was incurred to pay Operating Costs or any component thereof;

            (iii) depreciation claimed or taken by the Landlord;

            (iv) expenses incurred by the Landlord in respect of tenants' leasehold improvements;

            (v) repairs and replacements to the extent that the cost of the same are recovered by the Landlord under original construction warranties;

            (vi) costs attributed to and recovered from the Tenant by the Landlord under subsection 11.03(b);

            (vii) costs included in the calculation of Operating Costs to the extent such costs are recovered by the Landlord from its insurance proceeds, net of all costs incurred by the Landlord to recover the same;

           (viii) the sum of those utility charges for which the Tenant has been separately invoiced or billed pursuant to Section 13.01 provided such amounts have been paid by the Tenant; and

            (ix) if the Tenant has pursuant to Section 13.01 been separately invoiced or billed for the total cost of a utility used in or supplied to the whole of the

                  Leased Premises and such amount has been paid by the Tenant, the cost of such utility used in or supplied to other leasable premises in the Building (as designated from time to time by the Landlord for lease as office or retail premises) for the period that the Tenant is so separately invoiced or billed.

(b) "Capital Tax" means all taxes and excises imposed upon the Landlord which are measured or based in whole or in part upon the capital employed by the Landlord and includes without limiting the generality of the foregoing the amount of any capital or place of business tax and any large corporations tax, in either case, levied or imposed by any municipal, provincial or federal government or other applicable taxing authority against the Landlord with respect to the Landlord's taxable capital.

ADDITIONAL RENT

11.01 Additional Rent for Operating Costs. The Tenant shall pay its Proportionate Share of the Operating Costs to the Landlord as additional rent during the Term at the address stated In Section 60.01 or to such other party or place as the Landlord may designate from time to time in writing and at the times and in the manner hereinafter set forth in Section 11.02 of this Lease. The Tenant shall pay to the Landlord at each of the times a payment of Rent is due a management fee equal to three and one-half percent (3.5%) of the installment of Rent then due.

11.02 Allowance on Account of Tax and Operating Costs. In addition to the base rent, the Tenant shall pay to the Landlord as additional rent, in advance, on the first (1st) day of each and every month during the Term, in equal consecutive monthly instalments, an amount on account of Tax and Operating Costs for each Lease Year based upon the Tax and Operating Costs for the previous Lease Year plus projected increases, if any, in such Tax and Operating Costs as estimated by the Landlord. If, during any Lease Year the Landlord determines that an estimate previously given by it in respect of that Lease Year is insufficient (including, without limitation, an estimate given by the Landlord pursuant to Section 13.01), the Landlord may adjust such estimate whereupon it shall notify the Tenant of such readjustment and the Tenant shall promptly pay to the Landlord as additional rent the amount of the deficiency for the period beginning the first day of that Lease Year up to and including the last day of the month in which the Landlord so notifies the Tenant of the adjusted estimate. The Tenant shall pay to the Landlord on account of Tax and Operating Costs the estimated amount, as adjusted, in advance, in equal consecutive monthly Instalments on the first (1st) day of each and every month until such time as the Landlord next adjusts the estimated amount.

            During calendar year 1998 the amount to be charged to the Tenant on account of Tax and Operating Costs will be estimated to be $13.73 per square foot per annum of Rentable Area of the Leased Premises.

            At the expiry of each Lease Year. upon the determination by the Landlord of the Tax and Operating Costs for that Lease Year, the Landlord shall furnish to the Tenant a statement of those costs. If the amount paid by the Tenant on account of Tax or Operating Costs during the Lease Year exceeds the amount of the Tenant's Proportionate Share of Operating Costs or its liability for Tax, as the case may be, for the Lease Year as set forth in the Landlord's statement, the Landlord shall retain the excess as a deposit and credit the same to the Tenant firstly on account of any amount owing by the Tenant to the Landlord whether in consequence of any default of the Tenant under this Lease or otherwise, and then on account of the Tenant's liability for any future Tax or its Proportionate Share of Operating Costs due or accruing due hereunder. If the amount paid by the Tenant on account of Tax or Operating Costs for the Lease Year is less than the amount of the Tenant's Proportionate Share of Operating Costs or its liability for Tax, as the case may be, as set forth in the Landlord's statement, the Tenant shall pay forthwith to the Landlord the amount of the deficiency.

            Notwithstanding the foregoing, if the Landlord is required to pay any amount, which it is entitled to collect, in whole or in part, from the Tenant, more frequently than required as at the Commencement Date or if the Landlord is required to prepay any such amount, in whole or in part, or elects to pay any such amount in something other than equal monthly instalments, the Tenant shall pay to the Landlord its share of such amount, calculated In accordance with this Lease, forthwith upon demand.

11.03 Full Occupancy. (a) If in any Lease Year less than one hundred percent (100%) of the Total Rentable Area of the Building has been occupied by tenants carrying on business for the whole of such Lease Year, the amount of the Operating Costs for such Lease Year may be adjusted by the Landlord, acting reasonably, to an amount which reflects what the amount of the Operating Costs would be if the Building had been fully occupied by tenants carrying on business for the whole of such Lease Year. Only those Items of Operating Costs, the cost of which would have been increased if the Building had been fully occupied by tenants carrying on business, shall be adjusted; those items shall include but are not limited to amounts payable for fuel, climate control, the supply of hot and cold water, cleaning, supplies and the cost of accounting services to compute the rents and charges payable by tenants of the Building.

      (b) In addition to the foregoing and notwithstanding anything else contained herein, any costs incurred or to be incurred whether by the Landlord or others on behalf of the Landlord, in maintaining, managing, administrating, repairing, improving and operating the Building and the Lands, including without limitation, utilities and any components of Operating Costs and Tax, may be attributed by the Landlord, in its sole discretion acting reasonably, to one or more particular tenants of the Building in accordance with reasonable practices and on a basis consistent with the nature of the particular costs being attributed, the relevant rates of demand and consumption of the matter to which the costs relate and the nature of any particular tenant's business. The Landlord shall notify the Tenant of those costs attributed to it by the Landlord and the Tenant shall promptly pay to the Landlord as additional rent, all such costs so attributed to it for the period ending on the date such costs are so attributed by the Landlord. Thereafter, the Tenant shall continue to pay to the Landlord as additional rent on account of such costs an amount equal to the Landlord's estimate of such costs, in advance, in equal monthly instalments on the first day of each month thereafter. The Landlord reserves the right to adjust from time to time the costs attributed by it to the Tenant and its estimate of such costs whereupon the Tenant shall promptly pay to the Landlord, as additional rent, the amount of the deficiency and thereafter the estimated amount, as adjusted, in advance, in equal monthly instalments on the first day of each and every month until such time as the Landlord next adjusts the estimated amount.

      (c) In addition to the foregoing and notwithstanding anything to the contrary in this Lease, the Landlord may in its sole discretion acting reasonably, (i) vary the denominator for determining the Tenant's Proportionate Share of Operating Costs or Tax, as the case may be, or any components thereof, or (ii) adjust the amount of Operating Costs or Tax, as the case may be or any components thereof, or do both (i) and (ii), so as to provide for the equitable allocation of Operating Costs and Tax, and any components thereof among the tenants of the Building. Without limiting the generality of the foregoing. the Landlord may, among other things, take into account the following: (i) if pursuant to its lease or otherwise by arrangement with the Landlord, the Tenant or any other tenant of the Building pays to the Landlord or another party the cost of any goods or services or any component of Tax the cost of which would otherwise be included in the calculation of Operating Costs or Tax; and (ii) if any goods or services the cost of which is included in the calculation of Operating Costs benefit any tenants of the Building to a materially greater or lesser extent than the Tenant.

      (d) In addition to the foregoing and notwithstanding anything to the contrary in this Lease, if the Term commences on any day other than January 1, or expires on any day other than December 31, the Tenant's share of Tax and its Proportionate Share of Operating Costs for the first Lease Year and the last Lease Year, as the case may be, shall be calculated as if each such Lease Year was comprised of a full calendar year and otherwise in accordance with paragraphs 11.03(a), (b) and (c), except that the Tax and Operating Costs payable by the Tenant for the first Lease Year and the last Lease Year shall be adjusted by multiplying the Tenant's share of Tax and its Proportionate Share of Operating Costs that would have been payable by the Tenant had such Lease Year been comprised of a full calendar year, by a fraction the numerator of which shall be the number of days comprising the first Lease Year or the last Lease Year, as the case may be, and the denominator of which shall be 365.

RIGHT TO EXAMINE VOUCHERS

12.01 Right to Examine Vouchers. The Tenant may examine during Normal Business Hours any invoices, receipts, cancelled cheques, vouchers or other instruments used to support any statement of Operating Costs or Tax on reasonable prior written notice to the Landlord. If the Tenant disagrees with any statement of Operating Costs or Tax it shall nevertheless pay the Landlord in accordance with that statement, but it may, within thirty (30) days of the Landlord delivering its statement of Operating Costs or Tax, as the case may be, give written notice to the Landlord of the item or items disagreed with, and the Landlord and the Tenant shall thereupon negotiate in good faith with a view to resolving that disagreement. If the Landlord and the Tenant are unable to resolve that disagreement by negotiation, either party may require that the question in disagreement be settled by arbitration in accordance with Section 69.01, except that notwithstanding any provision in section 69.01 to the contrary, if the Operating Costs or Tax (as the case may be) for such Lease Year, as determined by the arbitration, are not reduced by at least five percent (5%), the Tenant shall forthwith reimburse the Landlord for all costs reasonably incurred by the Landlord in connection with such arbitration. If the Tenant fails to dispute any Landlord's statement of Operating Costs or Tax within the time and in the manner provided above, the Tenant shall be deemed to accept that statement and shall forfeit its right to dispute the statement or to claim an adjustment in that regard, and the Tenant acknowledges and agrees that this Section may be pleaded as an estoppel against the Tenant in any action or arbitration brought by the Tenant to dispute any Landlord's statement of Operating Costs or Tax.

UTILITIES

13.01 Utilities. The Tenant shall pay for the cost of all utilities used in or supplied to the Leased Premises, including without limitation water, gas and electricity, for which the Tenant receives a separate invoice or bill. If the invoice or bill is from the Landlord, the amount of such invoice or bill shall be paid to the Landlord forthwith, provided that the Landlord may, by notice to the Tenant, elect to estimate the amount for which the Tenant will be liable for utilities supplied to or used in the Leased Premises for a Lease Year, in which case the Tenant shall pay to the Landlord the estimated amount in equal monthly instalments on the first (1st) day of each and every month until such time as the Landlord adjusts or readjusts the estimated amount. If the invoice or bill is from a utility company, the Tenant shall pay the amount of such invoice or bill to the utility company before its due date and shall provide the Landlord with copies of all invoices together with proof of payment. The cost of those utilities used or supplied to the Leased Premises for which the Tenant does not receive a separate invoice or bill from either the Landlord or the utility company shall be included in the calculation of Operating Costs and be paid by the Tenant in accordance with the relevant provisions of this Lease, if the Tenant fails to provide the Landlord with copies of all invoices and bills (as provided above) or fails to satisfy all such invoices and bills on or before their due dates, the Landlord, in addition to any other rights it may have under this Lease or at law, may at its sole option discontinue the supply of utilities to the Leased Premises, without any liability whatsoever to the Tenant.

13.02 Meters. The Tenant covenants to pay for the cost of metering utilities used in or supplied to the Leased Premises as may be requested by the Tenant or the Landlord, which costs shall, without limiting the generality of the foregoing, include all costs incurred to install meters and check meters for the purpose of measuring demand and consumption of utilities used in or supplied to the Leased Premises.

13.03 Electrical Service. The Tenant agrees that it will not effect changes to the Building's electrical service or connect any equipment which might overload or damage that service.

RELAMPING

14.01 Relamping. The Landlord shall have the exclusive right to replace light bulbs, tubes and ballasts contained in fixtures forming part of the ceiling system of the Building In the Leased Premises, and all costs so incurred shall be included in the term Operating Costs; provided however that the Landlord shall have the right, in its absolute discretion to charge the Tenant directly for all costs relating to such relamping of the Leased Premises if, in the Landlord's reasonable opinion, the cost and frequency of same in respect of the Leased Premises is excessive, such costs to be paid by the Tenant within thirty
(30) days after the Landlord gives to the Tenant a statement of those costs. At its option, exercisable at any time and from time to time, the Landlord may

      (a)   carry out the replacement as and when required; or

      (b) carry out a program of periodic replacement of lamps and ballasts on a group basis in accordance with good practice.

TENANT REPAIR

15.01 Repair of Building. If the Building or any part thereof, including without limitation the roof, structure, exterior walls, elevators, engines, pipes and apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building requires repair or becomes damaged or destroyed through the negligence, carelessness, misuse, or wrongful act or omission of the Tenant, its servants, employees or anyone permitted by it to be in the Building or for whom the

Tenant Is responsible at law, or through him or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the cost of any such repairs, replacements or alterations caused by that negligence, carelessness, misuse, or wrongful act or omission by any such entities shall be borne by the Tenant who shall pay the same to the Landlord as additional rent forthwith on demand.

15.02 Repair of Leased Premises. The Tenant shall maintain and repair the Leased Premises in first-class order and condition (excluding only those repairs which the Landlord is obligated to effect pursuant to Sections 39.01 and 45.01) including, without limiting the generality of the foregoing, all interior partitions, fixtures and leasehold improvements in the Leased Premises (including without limitation, improvements and alterations made by or on behalf of all prior tenants and occupants of the Leased Premises) but excluding janitor and equipment closets and shafts within the Leased Premises designated by the Landlord for use by it in connection with the operation and maintenance of the Building. The Tenant shall also maintain and repair in a first-class order and condition all electrical and telephone outlets and conduits and all fixtures and shelving within the Leased Premises, and special mechanical and electrical equipment, plumbing, electrical and sewage systems not a normal part of the Building and installed by or for the Tenant or any prior tenant or occupant of the Leased Premises (hereinafter referred to as the "Tenant's Specialized Equipment and Systems") wherever situate. The Landlord may enter and view the state of repair and the Tenant shall repair according to notice in writing, subject to the foregoing exceptions.

15.03 Tenant Maintenance. The Tenant shall keep the Leased Premises in a clean and sanitary condition conforming to all municipal by-laws, ordinances and laws affecting the Leased Premises and shall promptly comply with all requirements of the local Board of Health, Police and Fire Departments and municipal authorities respecting the manner in which it uses or maintains the Leased Premises.

15.04 Repair At End of Term. At the end of the Term or sooner termination of the Term, the Tenant shall leave the Leased Premises in good repair as aforesaid and in a state of broom cleanliness, subject only to the exceptions set forth in Sections 15.02.

15.05 Leased Premises To Be Left Tidy. The Tenant agrees at the end of each Business Day to leave the Leased Premises in a reasonably tidy condition so as not to impede the Landlord's cleaning service hereinafter referred to.

ASSIGNMENT, SUBLETTING, PARTING WITH POSSESSION, ETC.

16.01 Use and Possession. The Tenant shall not permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any sub-tenants permitted under Section 16.02 and 16.03, and the employees of the Tenant and any such permitted sub-tenant, or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or permit any person to be upon the Leased Premises other than the Tenant, such permitted sub-tenants, and their respective employees, customers and others having lawful business with them.

16.02 Assignment, Subletting, Parting with Possession. The Tenant shall not assign or sublet or part with the possession of all or part of the Leased Premises without leave, which leave shall not be unreasonably withheld; provided however, such leave to any assignment or subletting (or any subsequent assignment or subletting) shall not relieve the Tenant from the full and faithful observance and performance of all of the Tenant's covenants, terms and conditions herein contained, including without limitation, the payment of Rent. The Tenant shall not advertise the whole or any part of the Leased Premises or the Lease for the purpose of an assignment or subletting and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other person to do any of the foregoing. Without in any way limiting the reasons for which the Landlord may refuse to grant its consent to an assignment or sublet, it shall not be considered unreasonable for the Landlord to take into account the following factors: restrictive clauses contained in other leases of tenants in the Building; the financial background and business history of the proposed assignee or subtenant; and the leasing program for the Building.

16.03 Notice to the Landlord. Provided further and notwithstanding anything hereinbefore set forth:

      (a) If at the time of any proposed assignment or subletting and from time to time, the Tenant proposes to assign this Lease or sublet the Leased Premises, the Tenant shall send to the Landlord a notice setting forth, the name and address of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require and as is within the knowledge or possession of the Tenant or is available to the Tenant on reasonable inquiry, and all the terms and conditions of the proposed assignment or sublease, as the case may be. The Landlord, within fourteen (14) days of receipt of such notice from the Tenant shall inform the Tenant whether it consents or does not consent. In addition, the Landlord, within fourteen (14) days of receipt of such notice from the Tenant, may elect to terminate this Lease by giving to the Tenant notice of its intention to so terminate, fixing as the date of termination either (A) the date the sub-tenant or assignee proposes to occupy the Leased Premises, or (B) such other date as the Landlord, in its discretion may determine, provided such date is not later than the date specified in (A) above, and the Tenant shall deliver up vacant possession of the Leased Premises on such date of termination and the Lease shall terminate and come to an end and adjustments shall be made in Rent, taxes and other charges payable by any party under this Lease. If the Landlord fails to inform the Tenant that it withholds its consent or fails to elect to terminate the Lease within the aforementioned time periods then the Tenant may not assign or sublet such space to the proposed assignee or sub-tenant and the Lease shall continue in full force and effect.

      (b) The Tenant shall have the right without the consent of the Landlord, to assign or sublet this Lease to a company incorporated by the Tenant provided that the Tenant owns or beneficially controls all the issued and outstanding shares in the capital stock of the company. Such assignment or subletting shall however not relieve the Tenant from its obligations for the payment of Rent and for the full and faithful observance and performance of all the covenants, terms and conditions herein contained.

      (c) The Landlord shall not be obligated to recognize any assignment or subletting unless, within ten (10) days after the execution thereof, the Tenant delivers to the Landlord a duplicate original of such assignment or such sublet agreement duly executed by the assignee or sublessee and the Tenant, in form satisfactory to the Landlord, provided that if it is an assignment such instrument shall contain, among other things, provisions whereby such assignee shall assume liability for, and the Tenant shall remain liable for, the Tenant's obligations for the payment of Rent and for the full and faithful observance and performance of the terms and conditions contained in this Lease. And further provided that if it is a sublet agreement, such instrument shall contain, among other things, provisions whereby such subtenant shall assume liability for, and the Tenant shall remain liable for, the Tenant's obligations for the payment of Rent and for the full and faithful performance of the terms and conditions contained in this Lease insofar as they apply to the sublet premises, mutatis mutandis. Additionally, the subtenant shall waive its rights under subsections 32(2), 39(2) and Section 21 of the Landlord and Tenant Act, as amended or replaced from time to time.

16.04 Corporate Tenant.

      (a) If the Tenant is a corporation and if at any time during the Term, any part or all, of the corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued so as to result in a change in the effective control of the Tenant, then and so often as a change of effective control shall occur, the Tenant shall immediately notify the Landlord in writing of each such change. If the Tenant amalgamates with another corporation resulting in an amalgamated corporation, effective control of which is different from that of the Tenant prior to such amalgamation, then and so often as such an amalgamation shall occur, the Tenant shall immediately notify the Landlord in writing of each such amalgamation. The Landlord shall have the right to terminate this Lease and the Term at any time after any such change in the effective control of the corporation or any such amalgamation resulting in a change of effective control, by giving the Tenant sixty (60) days prior written notice of such termination.

      (b) The Tenant shall, upon request of the Landlord, make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, show the applicability or inapplicability of paragraph 16.03(b) or paragraph 16.04(a). If the Tenant shall, upon request of the Landlord, fail or refuse to furnish to the Landlord all requested books, records and data verified by an affidavit of an officer or director of the Tenant or other credible person, then the Landlord may terminate this Lease by giving the Tenant sixty (60) days prior written notice of such termination.

      (c) Section 16.04 shall not apply to the Tenant if on and from the date of this Lease the Tenant is a corporation whose shares are listed on a recognized security exchange.

RULES AND REGULATIONS

17.01 Rules and Regulations. The Tenant and the Tenant's employees and all persons visiting and doing business with the Tenant in the Leased Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease as Schedule "4" and such further and other rules and regulations made hereafter by the Landlord relating to the Building or the Leased Premises and all such rules and regulations shall be deemed to be incorporated in and form part of this Lease.

USE OF THE LEASED PREMISES

18.01 Use of Leased Premises. The Leased Premises shall be used for the purposes of normal office use in a manner befitting a first class building and for no other purpose; provided such use shall comply with the terms of this Lease and all applicable laws, by-laws, regulations or other governmental ordinances from time to time in existence.

18.02 Increase in Insurance Premiums. The Tenant agrees that it will not keep, use, sell or offer for sale In or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building. In the event the Tenant's occupancy or conduct of business in, or on the Leased Premises, whether or not the Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums as additional rent within ten (10) days after bills for such additional premiums shall be given by the Landlord to the Tenant. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate of the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall promptly comply with all reasonable requirements of the insurer now or hereafter in effect relating to the Leased Premises.

18.03 Prohibited Uses. Without limiting the generality of Sections 18.01 and 18.02, the Tenant shall not use or permit the Leased Premises to be used for the carrying on of any business or activity which would tend to lower the first class character of the Building or which could be reasonably expected to increase the number of persons entering and leaving the Leased Premises from that as of the Commencement Date.

TENANT'S INSURANCE

19.01 Tenant's Insurance.

      (a) The Tenant shall during any rent free period and the entire Term hereof, at its sole cost and expense, take out and keep in full force and effect the following insurance protecting the interests of the Tenant, the Landlord and the mortgagees of the Landlord as their respective interests may appear:

      (i) insurance upon property of every description and kind owned by the Tenant, installed by or on behalf of the Tenant or for which the Tenant is legally liable (and which is located within the Building), including without limitation furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement; such insurance to be in an amount not less than ninety (90%) percent of the full replacement cost thereof, with coverage against, at least, the perils of fire and standard extended coverage including sprinkler leakages (when applicable), earthquake, flood and collapse and if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord or the mortgagees of the Landlord shall be conclusive;

      (ii) business interruption insurance in such amounts as will reimburse the Tenant for a period of not less than two (2) years for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; in the event the Tenant fails to provide aforesaid insurance then the Tenant shall be deemed to have given to the Landlord a waiver of claim as it pertains to any business interruption;

      (iii) public liability and property damage insurance including without limitation personal Injury liability, contractual liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of any part of the Building and which coverage shall include the activities and operations conducted by the Tenant and any other person on the Leased Premises; such policies shall be written on a comprehensive basis with limits of not less than $5,000,000.00 for bodily injury to any one or more persons, or property damage, or such higher limits as the Landlord or the mortgagees of the Landlord may reasonably require from time to time, for any one occurrence;

      (iv) tenant's legal liability insurance for the full replacement cost of the Leased Premises; such coverage to include the activities and operations conducted by the Tenant and any other persons on the Leased Premises; and

      (v) any other form or forms of insurance as the Tenant or the Landlord or the mortgagees of the Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

      (b) All insurance policies written on behalf of the Tenant shall also name the Landlord as an additional insured, shall be primary, non-contributing with, and not in excess of any Insurance otherwise available to the Landlord or its mortgagees. In addition, each of the Tenant's insurance policies shall contain cross-liability and severability of interest endorsements, and a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible whether any such damage is caused by the act or omission (whether wrongful or otherwise) of the Landlord or by those for whom the Landlord is in law responsible. The Tenant hereby waives any right to recover from the Landlord for damage covered under any of the Tenant's insurance policies.

      (c) All policies shall be taken out and maintained with companies licensed to do business in the Province of Ontario. In addition to the foregoing all policies shall be taken out with insurers acceptable to the Landlord. The Tenant agrees that certificates of insurance will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord in writing not less than thirty (30) days prior to any material change, cancellation or other termination thereof.

      (d) The Tenant covenants and agrees that in the event of damage or destruction to the leasehold Improvements in the Leased Premises covered by insurance required to be taken out by the Tenant pursuant to this Section 19.01, the Tenant will use the proceeds of such insurance for the purpose of repairing or restoring such leasehold Improvements. In the event of damage to or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Section 45.02 hereof, if the Leased Premises have not been damaged, the Tenant will deliver to the Landlord in accordance with the provisions of this Lease, the leasehold improvements other than leasehold improvements which the Tenant is entitled to remove from the Leased Premises in accordance with this Lease.

      (e) The Tenant hereby further covenants and agrees with the Landlord to obtain, maintain and keep in force during the Term and any renewal thereof adequate plate and other glass insurance to repair and replace at the Tenant's sole cost any broken or damaged glass or damaged frames in the exterior facade or interior improvements to the Leased Premises.

CANCELLATION OF INSURANCE

20.01 Cancellation of Insurance. If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the Insurer to be cancelled or the coverage thereunder reduced in any way because of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, or is not within that period proceeding diligently to remedy that condition if that condition cannot be remedied in forty-eight (48) hours, the Landlord may, at its option, enter upon the Leased Premises and attempt to remedy such condition and the Tenant shall forthwith pay the cost thereof to the Landlord as additional rent. The Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry no matter how caused and whether or not such damage or injury results from or is contributed to by the gross negligence of the Landlord or those for whom it is in law responsible. In the event that the Landlord shall be unable to remedy such condition, the Landlord shall be entitled to re-enter the Leased Premises forthwith by leaving upon the Leased Premises notice in writing of its intention so to do and thereupon the provisions of Section 51.01 hereof shall apply.

OBSERVANCE OF LAW

21.01 Observance of Law. The Tenant shall comply with all provisions of law including without limitation, federal and provincial legislative enactments, by-laws, and any other governmental or municipal regulations which affect the Leased Premises or relate to the partitioning, equipment, operation or use of the Leased Premises, or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant shall comply with all police, fire, recycling, environmental and sanitary regulations imposed by any federal, provincial or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted In the Leased Premises. The Tenant shall be solely responsible for all costs incurred In compliance with this section including, without limiting the generality of the foregoing, all costs incurred by or on behalf of the Landlord with respect to the same, which costs shall be paid by the Tenant to the Landlord on demand, as additional rent. Notwithstanding the foregoing, it shall be the Landlord's responsibility to comply with federal and provincial legislative enactments, by-laws, and any other governmental or municipal regulations which affect or relate to the structure of the Building or the common areas of the Lands and Building (whether structural or not). All costs incurred by or on behalf of the Landlord to comply with this Section shall be included in the calculation of Operating Costs and shall be paid for by the Tenant in accordance with the relevant provisions of this Lease; provided that the Tenant shall be solely responsible for all costs incurred by or on behalf of the Landlord to the extent that such costs are directly or indirectly caused by or relate to the nature of the use of the Leased Premises or improvements contemplated, made or removed by or on behalf of the Tenant, and shall be paid by the Tenant to the Landlord on demand, as additional rent.

            The Landlord reserves the right, in its sole discretion, to perform. In whole or In part, work required to be carried out by the Tenant pursuant to the provisions of this Section, the cost of which shall be paid by the Tenant, as additional rent, within ten (10) days after delivery of an invoice therefor.

WASTE AND NUISANCE

22.01. Waste and Nuisance. The Tenant shall not do or suffer any waste or damage or disfiguration or injury to the Lands or Building or the fixtures and equipment thereof or permit or suffer any overloading of the floors in the Leased Premises. The Tenant shall not place in the Leased Premises any safe, heavy business machinery, computers, data processing machines, or other heavy things without first obtaining the consent in writing of the Landlord and shall not cause or permit any nuisance in, at or on the Lands or the Building.

ENTRY BY LANDLORD

23.01 Entry By Landlord. The Tenant shall permit the Landlord, its servants or agents to enter upon the Leased Premises upon twenty-four (24) hours' prior written notice of its intention to do so at reasonable times and from time to time for the purpose of inspecting and of making repairs, alterations or improvements to the Leased Premises or to the Building or to the access panels to mechanical shafts (which the Tenant agrees not to obstruct), and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord may at any time and from time to time give notice to the Tenant requiring the Tenant to remove any article or remedy any condition which the Landlord has been advised by its insurer would be likely to lead to the cancellation of any policy of insurance as referred to in
Section 44.01 hereof, and if the Tenant does not cause that article to be removed or condition to be remedied within a reasonable time after the giving of the notice, the Landlord, its servants or agent may hereafter enter upon the Leased Premises to remove such article or remedy such condition, and such entry by the Landlord shall not be deemed to be re-entry, but the Landlord, its servants or agents may enter upon the Leased Premises without notice in the event of any emergency, but the Landlord shall carry out any such re-entry with due diligence and so as to interfere as little as possible with the Tenant's occupancy of the Leased Premises.

INDEMNIFICATION OF LANDLORD

24.01 Indemnification of Landlord. The Tenant shall indemnify the Landlord and save it harmless from and against any and all loss, claims, actions, damages, liability and expense in connection with the loss of life, personal injury or damage to property arising from any occurrence in, upon or, at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Lands or in the Building by the Tenant. In case the Landlord shall be made a party to any litigation commenced in relation to any of the foregoing, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and legal fees (on a solicitor and his own client basis) incurred or paid by the Landlord in connection with such litigation, notwithstanding such costs, expenses and legal fees may be incurred after the expiry of the Term; it being agreed and understood that the Tenant's obligation to indemnify shall survive the expiry or earlier termination of this Lease.

24.02 Landlord's Consent. If the Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not the Landlord is entitled to do so, the Landlord shall not be liable for any losses or damages in any way resulting therefrom and the Tenant hereby specifically releases the Landlord from any such liability, and the Tenant shall not be entitled to terminate this Lease or exercise any remedy whatsoever in respect thereof except to seek the order of a court of competent jurisdiction compelling the Landlord to grant such consent.

EXHIBITING PREMISES

25.01 Exhibiting Premises. The Tenant shall permit the Landlord and its agents to exhibit the Leased Premises to its mortgagees or prospective mortgagees, any purchaser or prospective purchaser of the Building, and prospective tenants, during Normal Business Hours upon reasonable notice to the Tenant and subject to the Tenant's reasonable security requirements. During the last six (6) months of the Term, the Landlord and its agents shall be permitted to place upon the Leased Premises signage indicating the premises are "For Sale" or "For Rent". The Tenant shall permit such signage to remain where placed without molestation.

IMPROVEMENTS AND ALTERATIONS

26.01 Improvements and Alterations. The Tenant shall not make, install, erect or perform in or to the Leased Premises any repairs, improvements, installations, alterations, additions or partitions (which for the purposes of this Section
26.01 shall be collectively referred to as the "Improvements") without first submitting the drawings and specifications in relation to such Improvements to the Landlord and obtaining the Landlord's prior consent in each instance, which consent shall not be unreasonably withheld. The Landlord may in its sole discretion as a condition to granting its consent require the Tenant to post with the Landlord security in an amount and type as the Landlord may in its sole discretion require. Furthermore, the Tenant must obtain the Landlord's prior written consent to any changes in such drawings or specifications submitted as aforesaid. Prior to proceeding with any Improvements, the Tenant shall pay the Landlord's and its consultants' reasonable costs incurred in reviewing such drawings and specifications and any changes thereto. The Landlord may in its sole discretion require that the Improvements be performed, in whole or in part, on behalf of the Tenant by the Landlord or contractors which the Landlord has engaged, whether on its own behalf or on behalf of the Tenant. The cost of performing the Improvements shall be paid by the Tenant to the Landlord within ten (10) days after delivery to the Tenant of an invoice therefor, on the basis of either;

      (a) a price agreed to by the Landlord and the Tenant prior to proceeding with any of the Improvements; or

      (b)   failing agreement as aforesaid, a sum equal to:

            (i) the cost of such work plus ten percent (10%) of the cost of such work for the Landlord's overhead; plus

            (ii)  ten percent (10%) of (i) above for the Landlord's profit.

Without limiting the generality of the foregoing, all Improvements performed by or for the Tenant shall be performed by contractors and subcontractors who have been engaged or approved in advance by the Landlord and by competent workers whose labour union affiliations are compatible with those of any workers who may be employed in the Building by the Landlord, its contractors or sub-contractors. The Tenant shall submit to the Landlord's supervision over construction and promptly pay when due the cost of all such work and of all materials, labour and services involved therein and of all decoration and all changes in the Building, Its equipment or services necessitated thereby. The Tenant covenants that the Tenant will not suffer or permit during the Term hereof any construction or other liens for work, labour, services, or materials ordered by the Tenant or for the cost of which the Tenant may be in any way obligated, to attach to the Leased Premises or to the Building and that whenever and so often as any such liens shall attach or claims therefore shall be filed, the Tenant shall within twenty (20) days after the Tenant has notice of claim for lien procure the discharge thereof by payment or by giving security in such other manner as is or may be required or permitted by law. The Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance reasonably required by the Landlord to protect the Landlord's and the Tenant's interest during the period the Improvements are being performed. If in accordance with this Section 26.01, the Tenant submits drawings and specifications for a proposed improvement to the Landlord and requests the Landlord's written consent then the Landlord shall within thirty (30) days from the date upon which the Landlord has received those drawings and specifications and requested that consent inform the Tenant whether It consents or does not consent. If the Landlord fails to so inform the Tenant, the Landlord shall be considered to have denied consent.

26.02 Control of Building. The Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building including, without limitation, all improvements at any time thereon, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building, provided that prior to the commencement of the Term, the Landlord may relocate the Leased Premises to the extent found necessary by the Landlord to accommodate changes in construction design or facilities including major relocations but provided always that the Leased Premises as relocated shall be in all material aspects comparable to the Leased Premises as defined herein.

PIPES, CONDUITS

27.01 Pipes, Conduits. The Landlord shall have the right to use and make changes or additions to the pipes, wires, conduits, utilities, ducts and other necessary building services in the Leased Premises where necessary to serve other premises in the Building but not in any way so as to interfere materially with the use and enjoyment of the Leased Premises or to the Tenant's equipment so caused. The Tenant shall not obstruct such pipes, conduits and ducts in the Leased Premises so as to prevent reasonable access thereto.

GLASS

28.01 Glass. The Tenant shall pay the cost of replacement with as good quality and size of any glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls) during the Term and any renewal thereof.

SIGNS AND ADVERTISING

29.01 Signs and Advertising. The Landlord will prescribe a uniform pattern of identification signs for tenants to be installed by the Landlord, at the Tenant's expense, on the outside of the doors leading into the Leased Premises. Other than such prescribed identification signs, the Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Building or outside the Leased Premises or within the Leased Premises and visible from outside the Building.

NAME OF BUILDING

30.01 Name of Building. The Tenant shall not refer to the Building by a name other than that designated from time to time by the Landlord, nor use such name for any purpose other than as the business address of the Tenant, provided that the Tenant may use the municipal number of the Building assigned to it by the Landlord instead of the name of the Building.

SUBORDINATION AND ATTORNMENT

31.01 Subordination. This Lease is subject to and subordinate to all mortgages (including any deed of trust and mortgage securing bonds and all Indentures supplemental thereto), and to any lien resulting from any other method of financing, refinancing or collateral financing and to all underlying, superior, ground or head leases and all renewals, modifications, consolidations, replacements and extensions thereof which may now or hereafter affect the Leased Premises, the Building or the Lands or any part of any of the foregoing. The Tenant shall execute any such acknowledgement or agreement or any application to register a postponement of this Lease in favour of any such mortgage in order to give effect to the foregoing provisions of this Section 31.01.

31.02 Attornment. If possession is taken under, or any proceedings are brought for the foreclosure of, or a power of sale is exercised under any mortgage (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto), or any method of financing, refinancing or collateral financing or any underlying, superior, ground or head lease, or any renewal, modification, consolidation, replacement or extension thereof which may now or hereafter affect the Leased Premises, Building or the Lands or any part of any of the foregoing, the Tenant shall attorn to such mortgagee, chargee, lessor, trustee or other encumbrancer or purchaser upon any such foreclosure, sale or taking of possession and recognize such mortgagee, chargee, lessor, trustee or other encumbrancer or purchaser, as the Landlord under this Lease.

ACCEPTANCE OF PREMISES

32.01 Acceptance of Premises. The Tenant shall accept the Leased Premises on an "as is" basis. The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to the condition of the Leased Premises or any alteration, remodelling or redecoration of or installation of equipment or fixtures in the Leased Premises, except such as are expressly set forth in this Lease.

CERTIFICATES

33.01 Certificates. The Tenant and the Landlord agree that they will at any time and from time to time upon not less than ten (10) days' prior notice execute and deliver to the other a statement in writing certifying that the Lease is unmodified and in full force and effect (or if modified stating the modifications and that the same is in full force and effect as modified), the amount, of the annual Rent then being paid hereunder, the dates to which the same, by instalments or otherwise, and other charges hereunder have been paid, and whether or not there is an existing default on the part of the Landlord or the Tenant (as the case may be) of which the party delivering the statement has notice.

QUIET ENJOYMENT

34.01 Quiet Enjoyment. The Landlord covenants with the Tenant for quiet enjoyment.

CLIMATE CONTROL

35.01 Climate Control. The Landlord shall provide climate control to the Leased Premises during Normal Business Hours to maintain a temperature adequate for comfortable occupancy, except during the making of repairs, alterations or improvements and provided that the Landlord shall have no responsibility or liability for failure to supply climate control service except for direct damages suffered by the Tenant, where such damages are caused by the gross negligence of the Landlord. Under no circumstances, however, shall the Landlord be responsible or liable for indirect or consequential damages even if caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible. The Tenant acknowledges that the Landlord has installed in the Building a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Leased Premises as general offices on the basis of one person to every one hundred and twenty (120) square feet of space on an open floor basis and based on window shading being fully closed In those areas having exterior windows exposed to the sun and without regard to the Tenant's specific use thereof or the installation of any computers or data processing equipment. Any use of the Leased Premises not in accordance with the design standards or arrangements or partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the same operates. Any changes or alterations so occasioned, if such changes can be accommodated by the Landlord's equipment, shall be carried out in accordance with Section 26.01 at the Tenant's sole cost and expense but only with the written consent of the Landlord first had and obtained, which consent may be withheld by the Landlord in its sole discretion, and in accordance with drawings and specifications and by a contractor first approved in writing by the Landlord, which approval may be withheld by the Landlord in its sole discretion. If installation of partitions, equipment or fixtures by the Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by the Landlord at the Tenant's expense. The Tenant acknowledges that one (1) year may be required after the Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems.

SERVICES TO LEASED PREMISES

36.01 Services to Leased Premises. Except during the making of repairs, alterations or improvements and subject to Section 13.01, the Landlord shall provide to the Leased Premises electric power sufficient for normal office use for lighting and for small office equipment capable of operating from circuits available to the Leased Premises and standard to the Building. Except during the making of repairs, alterations or Improvements, the Landlord shall also provide to the Building domestic running water sufficient for normal office use by the tenants of the Building. Notwithstanding the foregoing, the Landlord shall have no responsibility or liability for failure to supply electricity or water except for direct damages suffered by the Tenant where such damages are caused by the gross negligence of the Landlord. Under no circumstances, however, shall the Landlord be responsible or liable for indirect or consequential damages even if caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible.

ELEVATOR SERVICE

37.01 Elevator Service. Subject to the Rules and Regulations referred to in
Section 17.01, the Landlord shall furnish, except when repairs are being made, elevator service at all times in common with others, provided that the Tenant and such employees and all other persons using the same shall do so at their own risk.

37.02 Failure to Provide Elevator Service. There shall be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service except for direct damages suffered by the Tenant where such damages are caused by the gross negligence of the Landlord. Under no circumstances, however, shall the Landlord be responsible or liable for indirect or consequential damages even if caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible.

JANITORIAL SERVICES

38.01 Janitorial Services. The Landlord shall cause when reasonably necessary from time to time the floors to be swept and windows to be cleaned and the desks, tables and other furniture of the Tenant to be dusted substantially In accordance with the Cleaning Specifications attached hereto as Schedule "5". With the exception of the obligation to cause such work to be done, the Landlord shall not be responsible for any act or omission (whether wrongful or not) on the part of the person or persons employed to perform such work. Such work shall be done at the Landlord's direction without interference by the Tenant, its employees or those for whom it is responsible at law.

REPAIR AND MAINTENANCE

39.01 Repair and Maintenance. Subject to Sections 45.01, 45.02 and 45.03, the Landlord shall repair, replace and maintain the foundations and external and structural parts of the Building, janitor and equipment closets and shafts within the Leased Premises designated by the Landlord for use by it in connection with the operation and maintenance of the Building, damages resulting from structural defect, and all common areas, plumbing, electrical, mechanical and sewage systems of the Building save and except the Tenant's Specialized Equipment and Systems (as the same is defined in Section 15.02), and shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner, but the Landlord shall not be liable for any damages for failing to do so except for direct damages suffered by the Tenant where such damages are caused by the gross negligence of the Landlord. Under no circumstances, however, shall the Landlord be responsible or liable for indirect or consequential damages even if caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible.

TRADE FIXTURES

40.01 Trade Fixtures. The Tenant may install its usual trade fixtures provided such installation does not affect the structure of the Leased Premises or the Building and provided further that the Tenant shall have submitted detailed plans and specifications for such trade fixtures to the Landlord and obtained its prior written consent thereof which consent shall not be unreasonably withheld. If In accordance with this Section 40.01 the Tenant submits plans and specifications for a proposed installation to the Landlord and requests the Landlord's written consent then the Landlord shall within thirty (30) days from the date it has received those drawings and specifications and a request for consent inform the Tenant whether It consents or does not consent. If the Landlord fails so to inform the Tenant, the Landlord shall not be considered or deemed to have given its consent.

REMOVAL OF TRADE FIXTURES

41.01 Removal of Trade Fixtures. All trade fixtures installed by the Tenant in the Leased Premises shall remain the properly of the Tenant and shall be removed at the expiration of the Term, or other termination thereof, provided the Tenant shall promptly repair, at its expense, any damage to the Leased Premises caused by any such removal, and provided further that the Tenant shall not at such time be in default under any covenant or agreement contained herein; and if in default, the Landlord shall have a lien on such fixtures and apparatus as security against loss or damage resulting from any such default by the Tenant and said fixtures and apparatus shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. If at the expiry or earlier termination of the Term, the Tenant fails to remove its trade fixtures or any of its other properly on the Leased Premises, the Landlord shall have no obligation in respect thereof and may in its sole discretion sell or destroy the same or have them removed or stored at the expense of the Tenant, or at the option of the Landlord, such trade fixtures or property, as the case may be, shall become and shall be deemed to be the absolute property of the Landlord without any compensation to the Tenant.

IMPROVEMENTS

42.01 Improvements. Provided further, any or ail installations, alterations, additions, partitions and fixtures other than trade or tenant's fixtures in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall, immediately upon such placement, become the properly of the Landlord without compensation therefor to the Tenant unless before undertaking any work the Tenant submits to the Landlord such plans and specifications as the LandIord may reasonably require and obtains the Landlord's approval in writing of such plans and specifications and unless the Landlord's approval in writing states that those installations, alterations, additions, partitions or fixtures may be removed at the end of the Term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant or any predecessor tenant, and regardless or whether paid for by the Tenant, the Landlord or another. The Landlord may elect that any or all installations made or installed by or on behalf of the Tenant be removed and it shall be the Tenant's obligation to restore the Leased Premises to the condition they were in before such alterations, installations, partitions and fixtures. Such removal and restoration shall be at the sole expense of the Tenant.

TIME FOR REPAIR

43.01 Time For Repair. If any of the boilers, engines, pipes, climate control equipment or other apparatus or any of them used for the purpose of climate control or if the water pipes, drainage pipes, electric lighting, elevators or other equipment of the Building require repair or become damaged or destroyed the Landlord shall have a reasonable time in which to make such repairs or replacements as may be reasonably required for the resumption of those services to the Leased Premises which it has by this Lease expressly agreed to provide and, except in the case of direct damage caused by the gross negligence of the Landlord, the Tenant shall not be entitled to any compensation or damages therefor, and where the Tenant would be entitled to receive proceeds of insurance in respect of such damage, the Tenant shall not be entitled to receive compensation from the Landlord therefor. If, however, any such equipment of the Building is impaired, damaged or destroyed through the act or omission, whether wrongful or not, of the Tenant, its employees or anyone for whom it is responsible at law, or through it or them making use of or permitting others to use improper paper in the water closets or in any other manner or way stopping up or injuring such climate control equipment, water pipes, drainage pipes, electric or other equipment, the expense of the necessary repair shall be borne entirely by the Tenant who shall pay the same to the Landlord upon demand as additional rent. Nothing in this Section shall require the Landlord to make a claim under any policy of insurance. Notwithstanding anything to the contrary in this Lease, under no circumstances shall the Landlord be responsible or liable for indirect or consequential damages, even if caused or contributed to by the gross negligence of the Landlord or those for whom It is in law responsible. If by any act or omission, whether wrongful or not, the Tenant, its employees or anyone for whom the Tenant is responsible at law, directly or indirectly causes injury or damage to the Lands or Building beyond normal wear and tear, the expense of repairing such damage or injury shall be borne entirely by the Tenant who shall pay the same to the Landlord upon demand as additional rent. The Tenant's obligations under this Section 43.01 shall survive the expiration on sooner termination of this Lease and are in addition to the Tenant's obligations under Sections 15.01 and 15.02.

LANDLORD'S INSURANCE

44.01 Landlord's Insurance. The Landlord covenants and agrees that throughout the Term it will insure the Building (excluding foundations and excavations) and the machinery, boilers and equipment contained therein owned by the Landlord (excluding any properly with respect to which the Tenant is obliged to Insure pursuant to the provisions of Section 19.01 hereof) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property. The Landlord will also, throughout the Term, carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner of a similar property. The Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Landlord may reasonably determine advisable. Notwithstanding any contribution by the Tenant to the cost of insurance premiums, as provided herein, the Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Landlord.

FIRE, DAMAGE, ETC.

45.01 Fire and Damage to the Leased Premises.

            (a) If the Leased Premises are at any time destroyed or damaged (including, without limitation, smoke or water damage) as a result of fire, the elements, accident or other casualty and if as a result of such occurrence:

      (i) the Leased Premises are rendered untenantable only in part, this Lease shall continue in full force and effect and the Landlord shall, subject to Subsection 45.02(a) hereof, proceed to reconstruct, rebuild or repair the Leased Premises, to the extent of the insurance proceeds actually received by the Landlord to carry out its obligations under this paragraph 45.01(a), to the condition that the Leased Premises were in immediately prior to the Tenant or any prior tenant or occupant making or having made on its behalf any improvements or alterations to the Leased Premises, regardless of whether such improvements or alterations were carried out before or after the Commencement Date and regardless of whether such improvements or alterations were paid for or performed in whole or in part by the Landlord. Only the base rent (not additional rent or other payments payable by the Tenant hereunder) shall abate proportionately (according to the ratio that the portion of the Rentable Area of the Leased Premises rendered untenantable is compared to the Rentable Area of the Leased Premises) from the date of the destruction or damage until the Leased Premises have been restored by the Landlord to the extent required of the Landlord;

      (ii) the Leased Premises are rendered wholly untenantable, the Landlord shall, subject to Subsection 45.02(a) hereof, proceed to reconstruct, rebuild or repair the Leased Premises, to the extent of the insurance proceeds actually received by the Landlord to carry out its obligations under this paragraph 45.01(a), to the condition that the Leased Premises were in immediately prior to the Tenant or any prior tenant or occupant making or having made on its behalf any improvements or alterations to the Leased Premises, regardless of whether such improvements or alterations were carried out before or after the Commencement Date and regardless of whether such improvements or alterations were paid for or performed in whole or in part by the Landlord. Only the base rent (not additional rent or other payments due by the Tenant hereunder) shall abate from the date of the destruction or damage until the Leased Premises have been restored by the Landlord to the extent required of the Landlord;

      (iii) the Leased Premises are not rendered untenantable in whole or in part, the Lease shall continue in full force and effect, the base rent, additional rent and other amounts payable by the Tenant shall not terminate, be reduced or abate and the Landlord shall, subject to Subsection 45.02(a) hereof, proceed to reconstruct, rebuild or repair the Leased Premises, to the extent of the insurance proceeds actually received by the Landlord to carry out its obligations under this paragraph
            45.01 (a), to the condition that the Leased Premises were in immediately prior to the Tenant or any prior tenant or occupant making or having made on its behalf any improvements or alterations to the Leased Premises, regardless of whether such improvements or alterations were carried out before or after the Commencement Date and regardless of whether such improvements or alterations were paid for or performed in whole or in part by the Landlord.

            (b) In repairing, reconstructing or rebuilding the Leased Premises or any part thereof, the Landlord may use designs, plans and specifications other than those used in the original construction and may alter or relocate, or both, any or all of the facilities or improvements provided the Leased Premises as altered or relocated shall be of substantially the same size and otherwise be reasonably comparable to the Leased Premises defined herein. Upon the Tenant being notified in writing by the Landlord that the Landlord's work has been substantially completed, the Tenant shall forthwith complete all work required to fully restore, rebuild and repair to a first-class standard, the Leased Premises and the leasehold improvements for business (in any case, without the benefit of any capital allowance or payments made at the time of original construction by the Landlord to the Tenant in connection with the Leased Premises or leasehold improvements pertaining thereto). The Landlord may, in its sole discretion, proceed to complete the Tenant's portion of the restoration, rebuilding or repair all for the account of the Tenant in accordance with the provisions of Section 26.01 hereof.

45.02 Fire and Damage to the Building.

            (a) Notwithstanding anything contained in this Lease and specifically notwithstanding the provisions of Section 45.01 hereof, if:

      (i) twenty-five percent (25%) or more of the Total Rentable Area of the Building is at any time destroyed or damaged (including without limitation, damage by either or both smoke and water) as a result of fire, the elements, accident or other casualty, whether or not the Leased Premises are affected by such occurrence;

      (ii) twenty-five percent (25%) or more of the area of the interior common areas and facilities (excluding all parking areas, if any) is at any time destroyed or damaged (including, without limitation, damage by either or both smoke or water) as a result of fire, the elements, accident or other casualty, whether or not the Leased Premises are affected by such occurrence;

      (iii) the Building or the Leased Premises are damaged or destroyed, in whole or in part, by an occurrence against which the Landlord is not insured or required to insure or beyond the extent to which the Landlord is required to insure pursuant to this Lease;

      (iv) the Building or the Leased Premises are damaged or destroyed (including without limitation, damage by either or both smoke and water) as a result of fire, the elements, accident or other casualty, at any time within the last two (2) years of the Term or the renewal term (if any), as the case may be; or

      (v) the Leased Premises are damaged or destroyed, in whole or in part, (including without limitation, damage by either or both smoke and water) as a result of fire, the elements, accident or other casualty, and if, in the Landlord's opinion, the Leased Premises are not reasonably capable of being repaired to the extent of the Landlord's obligation to repair under this Lease, within one hundred and eighty (180) days after such damage or destruction;

then and so often as any such events occur, the Landlord may, at its option (to be exercised by written notice to the Tenant within ninety (90) days following any such occurrence), elect to terminate this Lease. In the case of such election, the Term and the tenancy hereby created shall expire on the thirtieth
(30th) day after such notice is given, without indemnity or penalty payable or any other recourse by one party to or against the other and the Tenant shall, within such thirty (30) day period, vacate the Leased Premises and surrender them to the Landlord failing which the Landlord shall have the right to re-enter and repossess the Leased Premises discharged of this Lease and to expel all persons and remove all property therefrom. All Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of vacation of the Leased Premises by the Tenant, unless the Leased Premises shall have been destroyed or damaged as well, in which event the provisions of Section 45.01 regarding the abatement of base rent shall apply, mutatis mutandis.

            (b) If all or any part of the Building is at any time destroyed or damaged as set out in Section 45.02(a), and the Landlord does not elect to terminate this Lease in accordance with the rights hereinbefore granted, the Landlord shall, following such destruction or damage, proceed to reconstruct, rebuild or repair, if necessary, that part of the Building requiring same, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building and exclusive of any tenant's responsibilities set out therein and, in any event, only to the extent of the insurance proceeds actually received by the Landlord with respect to such destruction or damage. If the Landlord elects to repair, reconstruct or rebuild the Building or any part thereof, the Landlord may use designs, plans and specifications other than those used in the original construction of the Building or any part thereof and may alter or relocate or both, any or all of the facilities and improvements.

45.03 Architect's Certificate. The certificate of the Landlord's architect shall bind the parties as to:

      (a) the percentage of the Total Rentable Area of the Building or the percentage of the area of the common areas and facilities damaged or destroyed;

      (b) whether or not the Leased Premises are rendered untenantable and the extent of such untenantability;

      (c) the date upon which the Landlord's work or Tenant's work of reconstruction, rebuilding or repair is completed or substantially completed and the date when the Leased Premises are rendered tenantable; and

      (d) the state of completion of any work of either the Landlord or the Tenant under this Lease.

LOSS AND DAMAGE

46.01 Loss and Damage. The Tenant acknowledges and agrees that notwithstanding anything in this Lease to the contrary, it is understood and agreed that:

      (a) the Landlord shall not be liable or responsible in any way for any death, injury, loss or damage to property, unless such death, injury, loss or damage is directly caused by the gross negligence of the Landlord, except where the Tenant has waived such liability under Sections 19.01(b) or 43.01, or under paragraphs 46.01(b), (c), or (d), in which case the Landlord shall have no liability whatsoever even if grossly negligent;

      (b) the Tenant acknowledges and agrees that the Landlord shall not be liable or responsible in any way for loss or damage to computer programmes, software, stored data, money, securities, negotiable instruments, papers, works of art, precious metals or other valuables of the Tenant or others no matter how caused and whether or not caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of damages to the same;

      (c) the Landlord shall not be liable or responsible in any way for any damage whatsoever caused by any other tenant or persons in, upon or at the Building or the Lands, or by an occupant of adjacent property thereto, or the public, or caused by construction of any private, public or quasi-public works no matter how caused and whether or not such death, injury, loss or damage, as the case may be, results from or is contributed to by the gross negligence of the Landlord or those for whom it is in law responsible; and

      (d) the Tenant acknowledges and agrees that notwithstanding anything in this Lease or at law to the contrary, under no circumstances shall the Landlord be liable or responsible for indirect or consequential damages even if caused or contributed to by the gross negligence of the Landlord or those for whom it is in law responsible.

DELAYS

47.01 Delays. Whenever and to the extent that the Landlord or the Tenant are unable to fulfill or are delayed or restricted in the fulfillment of any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable .to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law or Order-In-Council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its reasonable control whether of the foregoing character or not, the Landlord or the Tenant as the case may be shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

DEFAULT

48.01 Default. If and whenever:

      (i) the Rent or any part thereof shall not be paid on the day appointed for payment thereof whether lawfully demanded or not; or

      (ii) in the case of breach or non-observance of any of the covenants, agreements, provisos, conditions or Rules and Regulations on the part of the Tenant to be kept, observed or performed (save and except the Tenant's covenants to pay Rent), the Tenant shall not have remedied such breach after reasonable notice from the Landlord of such breach (provided, however, in no event shall such notice period exceed five (5) business days); or

      (iii) in case the Leased Premises shall be vacant or remain unoccupied for fifteen (15) consecutive days or in case the Term shall be taken in execution or attachment for any cause whatsoever;

then in every such case it shall be lawful for the Landlord to immediately thereafter enter into and upon the Leased Premises or any part thereof in the name of the whole. If any period during which the Leased Premises are vacant or remain unoccupied occurs during the first year of this Lease and is associated with the phasing in of the Tenant's occupation of the Leased Premises and is of a duration of not more than thirty (30) days, that vacancy or failure to occupy shall not be considered to be a breach of this Section 48.01.

BANKRUPTCY, ETC.

49.01 Bankruptcy, Etc. If the Term hereby granted or any of the goods and chattels of the Tenant shall at any time during the Term or any renewal thereof be seized or taken in attachment by any supplier or creditor of the Tenant, or if a writ of execution, sequestration or extent shall issue against the goods and chattels of the Tenant or if the Tenant shall execute any security agreement, chattel mortgage or bill of sale of its goods and chattels (other than one incidental to any public issue of bonds, debentures or other securities of the Tenant, or to any reorganization of the Tenant, or its amalgamation with any other company) or if any petition or other application is presented to any court of competent jurisdiction for the dissolution, liquidation or winding-up of the Tenant or for the appointment of a receiver or receiver and manager of the Tenant, or if the Tenant makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or if the Tenant shall abandon or attempt to abandon the Leased Premises, or if the said Leased Premises shall be used for any purpose other than that for which they were let without the written consent of the Landlord, or if the Tenant shall make any sale or other disposition of its goods and chattels pursuant to or which should legally have been done pursuant to any legislation relating to bulk sales (except one incidental to any reorganization of the Tenant, or its amalgamation with any other company), then in every case the then current and the next ensuing three (3) monthly instalments of Rent shall immediately become due and payable; and the Landlord may, at its sole option, without prior notice re-enter and take possession of the Leased Premises, or any part thereof in the name of the whole, and have again, repossess and enjoy the Leased Premises in its former estate, anything herein to the contrary notwithstanding, and the Term shall, at the option of the Landlord, forthwith become forfeited and determined and accelerated Rent shall be recoverable by the Landlord as if it were Rent in arrears, but the Tenant shall remain liable under this Lease.

DISTRESS

50.01 Distress. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears.

RIGHT OF RE-ENTRY

51.01 Right of Re-entry. The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease or otherwise at law, the Landlord in addition to all other rights shall have the right (but not the obligation) to enter the Leased Premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefore and as agent of the Tenant to relet the Leased Premises, to make alterations to the Leased Premises to facilitate their reletting, to receive rent therefore, and as agent of the Tenant, to take possession of any furniture or other properly on the Leased Premises and to sell the same by public or private sale without notice. The Landlord shall apply the proceeds of any such reletting and sale first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale, including without limitation the making of alterations to the Leased Premises; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it become due and payable and the Tenant shall be liable for the deficiency, if any. The Landlord shall be entitled to relet the Lease Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term) and at such rents and upon such other terms, covenants and conditions as the Landlord in its discretion considers advisable. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for any previous breach.

            If the Landlord at any time re-enters the Leased Premises or any part thereof in the name of the whole, the Tenant shall pay to the Landlord upon such re-entry the then current and the next ensuing three (3) monthly instalments of Rent, which shall immediately become due and payable as accelerated Rent. Furthermore, if upon re-entering the Leased Premises the Landlord exercises its right to terminate this Lease, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including without limitation, the cost of recovering the Leased Premises, solicitor's fees (on a solicitor and his client basis) and Rent required to be paid pursuant to this Lease for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

RIGHT OF TERMINATION

52.01 Right of Termination. The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights, shall have the right to terminate forthwith this Lease and the Term by giving notice in writing addressed to the Tenant of its intention to do so, and thereupon Rent shall be computed, apportioned and paid in full to the date of such termination of this Lease, and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall forthwith deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of the same.

TO PAY RENT AND PERFORM COVENANTS

53.01 To Pay Rent and Perform Covenants. The Tenant shall pay to the Landlord in the manner specified herein, without any deduction, set-off or abatement, all Rent hereby reserved and all other amounts which are collectible by the Landlord as Rent. The Tenant shall observe and perform all covenants, provisions and terms of this Lease on its part to be observed and performed and shall not do or suffer to be done anything contrary to any covenant, provision or term hereof.

REMEDYING BY LANDLORD. NON-PAYMENT AND INTEREST

54.01 Remedying By Landlord. Non-Payment and Interest. In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or the general law the Landlord:

      (a) shall have the right at all times, upon notice which is reasonable in the circumstances (but in no event shall such notice period exceed five (5) Business Days), to remedy or attempt to remedy any default of the Tenant and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein, and in such event all costs and expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand; and

      (b) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non-payment of Rent; and

      (c) if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord promptly when due, the Landlord shall be entitled, if it shall demand it, to interest thereon at a rate per annum which is equal to the interest rate set from time to time by The Royal Bank of Canada as its reference rate for Canadian dollar commercial loans made by it in Canada plus five percent (5%) from the date upon which the same was due until actual payment thereof.

54.02 Enforcement Expenses. The Tenant shall pay to the Landlord, as additional rent, all costs and expenses incurred by the Landlord in the enforcement of the covenants, provisions and terms of this Lease, including without limitation, legal costs on a solicitor and his own client basis.

54.03 Cost to Remedy. Without in any way limiting the generality of the provisions of Section 54.01, the Tenant shall pay to the Landlord all expenses incurred by the Landlord pursuant to Section 15.01 or to remedy or attempt to remedy default by the Tenant in respect of any of its covenants under this Lease, including without limitation, a default under Sections 15.02, 15.03, 15.04, 21.01 and 43.01, an amount equal to the Landlord's costs incurred in remedying or attempting to remedy the Tenant's default, These costs shall be paid by the Tenant to the Landlord within ten (10) days after delivery to the Tenant of an invoice therefor. The Landlord's cost shall be equal to:

      (i) the Landlord's expenses (including without limitation amounts paid to its consultants) plus ten percent (10%) of such expenses for the Landlord's overhead; plus

      (ii)  ten percent (10%) of (i) above for the Landlord's profit.

NON-WAIVER

55.01 Non-Waiver. No condoning, excusing, or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenants, provisos or conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative. Unless otherwise expressly stated to the contrary, both the Indemnifier's and the Tenant's obligations under this Lease, shall survive the expiry or early termination, disclaimer or repudiation of this Lease and shall remain in full force and effect until fully complied with,

OVERHOLDING

56.01 Overholding. If the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease or any renewal thereof without any further written agreement, the Tenant shall be a monthly tenant at a monthly base rent payable in advance on the first day of each month during the period of such overholding, equal to either:

(a) the then current market base rent as determined by the Landlord but in no event shall such current market base rent be less than base rent payable during the last month of the then expiring Term or renewal term as the case may be;

or at the Landlord's sole option,

(b) a sum equal to two (2) times the monthly instalment of base rent payable during the last month of the then expiring Term or renewal term as the case may be;

and otherwise on the terms and conditions herein set out, except as to base rent and as to the length of tenancy. Nothing contained in this Section shall preclude the Landlord from exercising all of its rights set out in this Lease or at law or in equity including, without limitation, the taking of any action for recovery of possession of the Leased Premises. The Tenant shall promptly indemnity and hold harmless the Landlord from and against all liabilities and damages suffered by the Landlord together with all liabilities, damages, claims, suits and actions brought against the Landlord as a result (whether direct or indirect) of the Tenant remaining in possession of all or part of the Leased Premises after the expiry of the Term and all costs incurred by the Landlord as a result thereof, including legal fees (on a solicitor and his own client basis) and consultant's fees. The Tenant shall not interpose any counterclaim in any proceeding, whether summary or otherwise, based on an overholding by the Tenant.

DIRECTORY BOARD

57.01 Directory Board. The Tenant shall be entitled, at its expense, to have its name shown upon the Directory Board of the Building, and the Landlord shall design the style of such identification, and the Directory Board shall be located in an area designated by the Landlord in the main lobby.

ACCRUAL OF RENT

58.01 Accrual of Rent. Rent shall be considered as annual and accruing from day to day, and where it becomes necessary for any reason to calculate such Rent for an irregular period of less than (1) year an appropriate apportionment and adjustment shall be made. Where the calculation of any Rent is not made until after the termination of this Lease, the obligation of the Tenant to pay such Rent shall survives the termination of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

TRANSFER BY LANDLORD

59.01 Transfer By Landlord. In the event of a sale, transfer, lease or other form of disposition by the Landlord of the Building or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord shall, without further written agreement, to the extent that such purchaser, transferee, lessee, assignee, mortgagee or recipient of the said interest of the Landlord has become bound by the covenants and obligations of the Landlord hereunder, be freed, released and relieved of all liability or obligations under this Lease, accruing after that sale, transfer or lease is effective and the Tenant, on its own behalf and on behalf of any successor or assign of it shall not commence any proceeding or make any claim or permit same to be commenced or made which would or may result in a claim over against the Landlord being made.

NOTICE

60.01 Notice. Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered prepaid post as follows:

TO THE LANDLORD:

         1801 Woodward Drive,
         Ottawa, Ontario
         K2C OR3

or such other address as the Landlord shall notify the Tenant in writing at any time or from time to time;

TO THE TENANT:

      At the Leased Premises

or at the last address known to the Landlord and such notice shall be deemed to have been received by the Landlord or Tenant as the case may be, on the fourth business day after the date on which it shall have been so mailed unless prior to the deemed receipt thereof there shall have occurred an actual or threatened interruption of postal services in which event the notice shall not be deemed to have been received until it has actually been received.

60.02 When Sufficiently Given. Notice shall also be sufficiently given if and when the same shall be personally delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of the Tenant, to the Leased Premises. Such notice, if personally delivered, shall be conclusively deemed to have been given and received at the time of such personal delivery. If in this Lease two or more persons are named as Tenant such notice shall also be sufficiently given if and when the same shall be delivered to the Leased Premises. Provided that the Landlord may, by notice to the Tenant, from time to time designate another address in Canada to which notices are to be mailed such designation to be effective upon the deemed or actual receipt of same as provided for in Sections 60.01 or 60.02, as the case may be.

LAWS OF PROVINCE APPLY

61.01 Laws of Province Apply. This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the Province in which the Building is situate.

PAYMENT IN CANADIAN FUNDS

62.01 Payment in Canadian Funds. The Rent reserved herein and all other amounts required to be paid or payable under the provisions of this Lease shall be paid in lawful money of Canada.

LEASE ENTIRE AGREEMENT

63.01 Lease Entire Agreement. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease, the Schedules attached and the Rules and Regulations, constitute the entire agreement between the Landlord and Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

BINDING EFFECT

64.01 Binding Effect. Subject to the provisions of this Lease respecting assignment or subletting by the Tenant with the consent of the Landlord, this Lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns (as the case may be). All covenants and agreements herein contained to be observed and performed by the Tenant shall be joint and several if more than one person executes this Lease as Tenant.

REGISTRATION AND PLANNING ACT

65.01 Registration and Planning Act. The Tenant covenants and agrees with the Landlord that the Tenant will not register or record this Lease against the title to the Lands, except by way of notice or short form of lease executed by or on behalf of the Landlord. The Tenant further covenants and agrees with the Landlord that any such notice or short form of lease so registered or recorded shall not disclose any financial terms of this Lease, which financial terms include, without limiting the generality of the foregoing, rental rates, rent free, rent deferred and rent reduced periods, work to be performed by or on behalf of the Landlord, and any other form of tenant inducements.

INTERPRETATION

66.01 Interpretation. The use, herein, of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership. a corporation or other entity or a group of two or more individuals, partnerships, corporations or other entities. Any grammatical changes required to make the provisions of this Lease apply in the plural sense where the Landlord, the Tenant or any other party hereto, comprises more than one entity and to corporations, associations, partnerships or individuals, males or females, shall, in all instances, be assumed as though fully expressed in each instance. Time shall be of the essence of this Lease. Whenever a word importing the singular or plural is used in this Lease such word shall include the plural and singular respectively.

SEVERABLE

67.01 Severable. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

CAPTIONS

68.01 Captions. The captions appearing within the body of the Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

ARBITRATION

69.01 Arbitration. If in accordance with any provision of this Lease any matter is required or permitted to be submitted to arbitration, that matter or disagreement will be submitted to arbitration by three (3) arbitrators. One is to be named by the Landlord and one by the Tenant within seven (7) days of the giving of notice by either party that the matter or disagreement is being submitted to arbitration. The two (2) arbitrators thus chosen shall forthwith select a third arbitrator. If the two arbitrators thus chosen fail to select a third arbitrator within fifteen (15) days after their appointment, either party may apply to a Judge of the Ontario Court (General Division) in the Judicial District of Ottawa-Carleton for the purpose of having such a third arbitrator appointed, and that Judge should appoint the third arbitrator. Each arbitrator appointed or named hereunder must be a member in good standing of either the Law Society of Upper Canada or the Appraisal Institute of Canada for at least five
(5) years. The award of the arbitrators shall be made not later than forty-five
(45) days after the appointment of the last of the arbitrators. The expense of the arbitration shall be borne equally between the parties. If either party neglects or refuses to name its arbitrator within ten (10) days after naming of the arbitrator of the other party, or neglects or refuses to proceed with the arbitration, the arbitrator named by the other party shall proceed and determine the matter in dispute. Any award by the arbitrators or an arbitrator under this paragraph is final.

LEASEHOLD IMPROVEMENT ALLOWANCE

70.01 Leasehold Improvement Allowance. In accordance with Section 26.01, the Landlord shall complete all initial leasehold improvements required by the Tenant at the cost of the Tenant, and in respect thereof the Landlord shall provide an improvement allowance to the tenant in an amount equal to thirty-four thousand one hundred seventy-two dollars ($34,172.00) ("Improvement
Allowance"). The invoiced cost of the leasehold improvements completed by the Landlord under Section 26.01 shall be set off against the Improvement Allowance payable by the Landlord to the Tenant and the Tenant shall become entitled to the remainder, if any, of the Improvement Allowance upon the fulfilment of the following conditions:

      (a) the leasehold improvements to the Leased Premises required by the Tenant have been completed in accordance with the provisions of
            Section 26.01;

      (b) the Term has begun, the Tenant has opened for business in the Leased Premises and there is no default by the Tenant under this Lease; and

      (c) all appropriate Construction Lien Act time periods have expired and no lien is or may be claimed with respect to the leasehold improvements to the Leased Premises.

The remainder of the Improvement Allowance payable to the Tenant as aforesaid shall be credited against base rent payable for the next immediately succeeding month or months.

If actual costs and expenses pertaining to the preparation and completion of the leasehold improvements exceeds the Improvement Allowance, the Tenant shall be responsible for and shall forthwith pay to the Landlord the amount of such excess and such excess amount shall be considered as additional rent hereunder.

PARKING

71.01 Parking. During the Term and any renewal thereof, the Tenant shall lease one parking space per 1,000 square feet of Rentable Area of the Leased Premises for a total of one (1) space. During the first twelve months of the Term the monthly base rent for the parking space payable by the Tenant to the Landlord (the "Parking Charge") shall be one hundred thirty dollars ($130.00). Thereafter, the Parking Charge payable by the Tenant shall be the prevailing market rent charged by the Landlord for parking spaces in the parking garage of the Building. The Parking Charge shall be payable by the Tenant to the Landlord on the first day of each month during the Term and any renewal thereof.

            IN WITNESS WHEREOF the parties hereto have executed this Lease.


SIGNED, SEALED AND DELIVERED           ) Arnon Development Corporation Limited
 in the presence of                    ) as manager on behalf of the owners of
                                       ) the Lands
                                       )
                                       )
                                       )
                                       )     Per: /s/ [ILLEGIBLE]
                                       )          --------------------------
                                       )                                  (seal)
                                       )     Name: Gilad A. Vered
                                       )           -----------------------------
                                       )
                                       )     Title: Secretary
                                       )            ----------------------------
                                       )     I have the authority to bind the
                                       )     corporation.
                                       )
                                       )     IT Staffing Ltd.
                                       )
                                       )
                                       )     Per:
                                       )          --------------------------
                                       )                                  (seal)
                                       )     Name: Declan A. French
                                       )           -----------------------------
                                       )
                                       )     Title: President
                                       )            ----------------------------
                                       )     I/We have the authority to bind
                                       )     the corporation.
                                       )
                                       )     Per: /s/ [ILLEGIBLE]
                                       )          ------------------------------
                                       )
                                       )     Name:
                                       )           -----------------------------
                                       )
                                       )     Title:
                                       )            ----------------------------

                        Schedule "1" - Legal Description

      ALL AND SINGULAR that certain parcel or tract of lands and premises situate, lying and being in the City of Ottawa, in the Regional Municipality of Ottawa-Carleton, and being composed of Lots 56 and 57 on the south side of Nepean Street in the City of Ottawa aforesaid, the said lots forming part of the Original Lot Letter "D" in Concession Letter "C" fronting on the River Rideau in the Township of Nepean said lots being laid down on a plan prepared by Thistle & Baldwin, O.L.S. dated the 4th day of August, 1867, and registered in the Registry Office for the City of Ottawa on the 3rd day of April 1868 being Plan No. 2996.

                                  Schedule "2"

--------------------------------------------------------------------------------

                               [FLOOR MAP OMITTED]

--------------------------------------------------------------------------------

The purpose of this schedule, is to show the approximate location of the Leased Premises and its contents are not intended as a representation as to the precise size or dimensions of the Leased Premises

                   SCHEDULE "3" - METHOD OF FLOOR MEASUREMENT


            (a) The Rentable Area of a floor shall be computed by measuring to the inside surface of the exterior glass finishes, or if no glass finish, to the inside surface of exterior walls, excluding only telephone, janitorial, garbage, mechanical and electrical closets serving the whole Building, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls, and stairs, provided such stairs do not exclusively serve a tenant occupying space on more than one floor. No deductions shall be made for columns and projections necessary to the Building. Rentable Area shall, without limiting the generality of the foregoing, include washrooms, telephone, mechanical, electrical, garbage and janitorial closets not serving the whole Building and elevator lobbies.

            (b) The Useable Area of leasable premises on a multi-tenancy floor shall be calculated on a floor by floor basis. If the leasable premises consist of or include area on more than one floor, the total Useable Area of such leasable premises shall be calculated by adding together the Useable Area of that part of the leasable premises on each floor comprising the same. The Useable Area of leasable premises on a multi-tenancy floor shall be computed by measuring to the finished surface of the office side of the corridor and other permanent walls, to the centre of partitions that separate the leasable premises being measured from adjoining leasable premises (if any), and to the inside surface of exterior glass finishes, or if no glass finish to the inside surface of the exterior walls. No deductions shall be made for columns and projections necessary to the Building.

            (c) The Useable Area of a multi-tenancy floor shall be equal to the sum of all Useable Areas on such floor.

            (d) The Useable Area of a single tenancy floor shall be equal to the Rentable Area of such floor.

            (e) The Rentable Area of leasable premises shall be calculated on a floor by floor basis. If the leasable premises being measured consist of or include area on more than one floor, the total Rentable Area of such leasable premises shall be calculated by adding together the Rentable Area of that part of the leasable premises on each floor comprising the same. The Rentable Area of leasable premises on a multi-tenancy floor shall be calculated by dividing the Useable Area of the leasable premises on a floor by the Useable Area of such floor and multiplying the result by the Rentable Area of such floor. The Rentable Area of ground floor leasable premises shall be calculated by multiplying the Useable Area of the leasable premises in question by a common area factor determined by the Landlord.

            (f) The Total Rentable Area of the Building shall be equal to the sum of the Rentable Areas of those parts of the Building designated from time to time by the Landlord for lease as office or retail premises, whether actually leased or not.

Notwithstanding the foregoing, the parties acknowledge and agree that:

(a) The Usable Area of the Leased Premises is 1,291.25 square feet;

(b) The Rentable Area of the Leased Premises is 1,417 square feet; and

(c) The Total Rentable Area of the Building is 94,102 square feet.

                  The parties further acknowledge and agree that the Total Rentable Area of the Building may on written notice to the Tenant be adjusted from time to time by the Landlord, acting reasonably, to reflect any structural, functional or other change affecting the same.

                                  SCHEDULE "4"

                              RULES AND REGULATIONS

1. The Tenant shall not place or permit to be placed or left in or upon any part of the Building outside of the Leased Premises, or in or upon any part of the Building of which the Leased Premises form a part, any debris or refuse.

2. The Landlord shall permit the Tenant and the Tenant's employees and all persons lawfully requiring communication with them to have the use during Normal Business Hours in common with others entitled thereto of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Leased Premises, save and except when repair and maintenance undertaken by the Landlord necessitates the non-use or restricted use of the same. At times other than during Normal Business Hours the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Building and to the Leased Premises in accordance with procedures determined by the Landlord.

3. The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Leased Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord necessitates the non-use or restricted use of such facilities.

4.    The Tenant shall not permit any cooking or smoking in the Leased Premises.

5. The sidewalks, entries, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entries, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Leased Premises is not unduly permanently impaired thereby.

6. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy machinery or equipment or furniture shall occur only by prior arrangement with the Landlord. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevator except during hours approved by the Landlord.

7. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises. Two keys shall be supplied to the Landlord for each entrance door to the Leased Premises and all locks shall be standard to permit access to the Landlord's master key. If additional keys are requested, they must be paid for by the Tenant. No one, other than the Landlord's staff, will have keys to the outside entrance doors of the Building.

8. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose agents, servants, or employees the same is caused. The Tenant shall not let the water run unless it is in actual use.

9. The Tenant shall not deface or mark any part of the Building, or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

10. The Tenant shall not do or permit anything to be done in the Leased Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the said Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon said Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

11. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

12. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

13. Canvassing, soliciting and peddling in or about the Building and in the parking area are prohibited.

14. The Tenant shall not receive or ship articles of any kind except through facilities, and designated doors and at hours designated by the Landlord and under the supervision and in compliance with the procedures of the Landlord.

15. It shall be the duty of the respective tenants to assist and co-operate with the Landlord in preventing injury to the premises demised to them respectively.

16. No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Leased Premises.

17. No bicycles or other vehicles shall be brought within the Building without the consent of the Landlord.

18. No animals or birds shall be brought into the Building without the consent of the Landlord.

19. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Leased Premises.

20. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires will be permitted. No gas pipes, water pipes or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on the Leased Premises, the Building or the Lands without prior authorization in writing by the Landlord.

21. The Tenant shall not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building except for the proper use of approved blinds and drapes.

22. Any hand trucks, carryalls, or similar appliances used in the Building with the consent of the Landlord, shall be equipped with rubber tires and slide guards and such other safeguards as the Landlord shall require.

23. The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.

24. The Tenant shall not place or maintain any supplies or other articles in any of the common areas, including without limitation, any vestibule or entry to the Leased Premises, on the footwalks adjacent thereto or elsewhere to the exterior of the Leased Premises or the Building.

25. The Landlord shall have the right to amend the rules and regulations and to make other and further reasonable rules and regulations, and the same shall be kept and observed by the Tenant, its employees, invitees and licensees.

                                  SCHEDULE "5"

                           BUILDING SERVICE & CLEANING

1. EXTERIOR GENERAL

      1. Nightly, keep polished and thoroughly clean at all times all ornamental metal work, metal entrance doors and push bars of the building.

      2. Keep the main and service entrances clear of debris, such as paper, cartons, refuse cans, etc.

      3. Remove slush and sand accumulations around entrances as conditions demand.

      4. Sweep loading platforms nightly and keep clear of debris at all times.

      5. Clean windows, inside and out, including sash, frames and sills twice yearly.

2. INTERIOR GENERAL

      1. If the Landlord determines that uniformed staff should be on duty then the same shall be maintained on duty during the working hours of the occupants to perform the specified work in entrances, lobbies, public areas and servicing of washrooms, all as the Landlord may determine.

      2.    Freight Receiving Room

            1.    Sweep nightly using a dust control method.

            2.    Wash nightly if required for cleanliness.

            3.    Dust doors and wash free from markings, once per week.

            4.    Garbage rooms and waste paper rooms to be cleaned daily.

3. CLEANING

      1. Dust high ledges, tops of partitions, pipes and other high areas where dust collects every three months.

      2. Clean notice boards, interior of fire hose cabinets and display show cases once per month, keep glass clean as required.

      3. Dust and clean frames, etc., around cabinets and notice boards weekly. Keep bright metal finishes polished on a daily basis.

      4. Clean ceiling and wall air diffusers and metal work every six (6) months.

      5.    Dust all other air grills monthly and wash every six (6) months.

      6. Remove finger and other marks from door-kick and hand-plates daily. Clean and polish as required.

      7. Dust door grills once per month and wash with mild soap solution every three months.

      8. Thoroughly wash, clean and disinfect water fountains nightly. Odour of disinfectant shall not be objectionable.

      9. Clean wood and metal door frames throughout the Building of finger and scuff-marks as required.

4. MAIN ENTRANCE AND MAIN LOBBIES

      1. Sweep, wash and spray buff floors nightly using a dust control method.

      2.    Remove foot grills and clean recess pans as Landlord may determine.

      3.    Remove mats and clean on both sides nightly.

      4. Keep main entrances, main lobbies and corridors free of debris and sweep as required.

      5. Keep glass in doors and adjacent glass clean on both sides as required.

5. STAIRS AND LANDINGS

      1. Sweep stairs and landings, using a dust control method, and wash daily.

      2.    Dust hand railings daily; balusters, posts and stringers weekly.

6. ELEVATORS

      1.    Sweep and wash floors nightly, vacuum carpet nightly.

      2.    Polish hand rails nightly.

      3.    Dust doors, frames and mirrors and remove finger marks nightly.

      4.    Dust and wash ceilings, light fixtures and diffusers weekly.

      5.    Clean stainless steel, if any, nightly.

7. WASHROOMS

      1. Floors: Sweep, using a dust control method, and wash nightly. Bases and corners must be left clean. Strip and refinish as required.

      2. Clean and disinfect toilet seats, bowls, urinals, wash basin and body contact points on water taps, dispenser, receptacles, door plates, and flushing handles daily.

      3. Dust and clean flush tank, dispenser, receptacles, mirrors, shelves, and all exposed piping daily. Also traps and brackets, etc., under basins, as required.

      4.    Empty, wash and disinfect sani-cans and replace sani-bags daily.

      5.    Dust and clean partitions weekly.

      6.    Wash walls as required.

      7.    Remove waste paper on a daily basis.

      8     Descale toilet bowls and urinals weekly.

      9.    Wash and disinfect refuse receptacles weekly.

      10. Replenish soap dispensers, toilet paper and towel dispensers nightly.

      11.   Change linen towels if any in cabinets as required.

8. RUGS. CARPETS AND DRAPES

      1.    Vacuum rugs and carpets nightly.

      2.    Remove spots and stains as required.

9. BROADLOOM (Wall to Wall)

      1.    Vacuum nightly.

      2.    Remove spots and stains as required.

      3.    Shampoo and steam clean yearly.

10. FLOOR - OFFICE AREAS

      1. Sweep nightly, using a dust control method and wash nightly. Spray buff operation once per week.

      2. Scrub well, removing wax, every twelve (12) months. Remove wax accumulation under furniture and radiators. Rinse with clean water. Apply two coats of wax and buff each coat.

11. FLOORS - CORRIDORS. RESILIENT COVERING

      1.    Sweep and wash nightly, using a dust control method.

      2.    Spray buff operation nightly.

      3.    Strip and wash once yearly.

12. FLOORS - TERRAZZO. MARBLE OR CERAMIC TILE

      1.    Sweep and wash nightly, using a dust control method.

      2.    Spray buff operation nightly.

      3.    Strip and wash once yearly.

13. BASEMENT AND STORAGE AREAS

            Sweep and wash storage areas and other concrete areas in the building as determined by the Landlord.

14. WALLS AND PARTITIONS

      1.    Spot clean interior walls and partitions weekly.

      2. Dust baseboards weekly. Keep free of mop streaks, floor wax, and splash marks at all times.

      3.    Dust and clean ceramic tile walls monthly.

      4. Dust marble walls, pillars and frames weekly. Wash every three (3) months.

15. COUNTERS

            Dust or wash counter tops and facings as required;

16. INTERIOR GLASS

      1.    Clean glazed doors of fingermarks daily. Wash as required.

      2. Wash interior glass partitions and door transom glass every six (6) months.

      3. Clean and wash glass partitions, dividers or walls in the Tenant's reception area, of finger marks daily.

17. LIGHT FIXTURES

            Remove accumulated debris and insects as required.

18. FURNITURE AND FIXTURES

      1. Dust horizontal surfaces of cleared office furniture, including cabinets, weekly, using a dust control method.

      2.    Dust exposed vertical surfaces of furniture weekly.

      3. Dust boardroom and executive office furniture on both vertical and horizontal surfaces daily.

      4.    Dust empty shelving weekly.

      5. Dust bookcases weekly. Do not remove books. Clean glass doors on both sides once per month.

      6. Vacuum upholstered furniture once per month. Dust leather and fabric upholstered furniture daily and damp wipe once per month.

      7. Do not stack chairs, waste paper receptacles, etc. on desks or tables during cleaning operations.

19. WASTE PAPER BASKETS

            Empty and damp wipe nightly. Wash and disinfect inside and out weekly.

20. INTERPRETATION

            For the purposes of this Schedule "5" the words "as required" shall be deemed to mean "as required determined by the Landlord acting reasonably" and the words "Nightly" and "Daily' shall be deemed to mean "five (5) times per week".

21. CLEANING OPERATIONS

All cleaning operations contemplated by this Schedule "5" shall be done during those hours designated from time to time by the Landlord for the performance